1
Exhibit 4.1
Execution version
BOND TERMS
FOR
Diversified Gas & Oil Corporation 9.75% senior secured USD 500,000,000 bonds 2025/2029
ISIN NO0013513606
Exhibit 4.1
Contents
ClausePage

14.EVENTS OF DEFAULT AND ACCELERATION OF THE

ATTACHMENT 1 COMPLIANCE CERTIFICATE
ATTACHMENT 2 RELEASE NOTICE – ESCROW ACCOUNT
ATTACHMENT 3 AGREED SECURITY PRINCIPLES
Exhibit 4.1

BOND TERMS between
ISSUER:	Diversified Gas & Oil Corporation, a company existing under the laws of Delaware, United States of America with registration number 5492291 and LEI-code 5493008O08WU7K5XC271; and
BOND TRUSTEE:	Nordic Trustee AS, a company existing under the laws of Norway with registration number 963 342 624 and LEI-code 549300XAKTM2BMKIPT85.
DATED:	7 April 2025
These Bond Terms shall remain in effect for so long as any Bonds remain outstanding.
1.INTERPRETATION
1.1Definitions
The following terms will have the following meanings:
“ABS Notes” means one or more existing or future asset-backed securities notes issued for the purpose of financing hydrocarbon assets.
“Accounting Standard” means GAAP.
“Additional Bonds” means the debt instruments issued under a Tap Issue, including any
Temporary Bonds.
“Adjusted EBITDA” means, in relation to a Relevant Period, EBITDA for that Relevant Period adjusted by:
(a)including the operating profit before interest, tax, depreciation and amortisation
(calculated on the same basis as EBITDA) of a Group Company (or attributable to a business or assets) acquired during the Relevant Period for that part of the Relevant Period prior to its becoming a Group Company or (as the case may be) prior to the acquisition of the business or assets; and
(b)excluding the operating profit before interest, tax, depreciation and amortisation
(calculated on the same basis as EBITDA) attributable to any Group Company (or to any business or assets) disposed of during the Relevant Period for that part of the Relevant
Period.
“Affiliate” means, in relation to any person:
(a)any person which is a Subsidiary of that person;
(b)any person with Decisive Influence over that person (directly or indirectly); and
Exhibit 4.1
(c)any person which is a Subsidiary of an entity with Decisive Influence over that person
(directly or indirectly).
“Agreed Security Principles” means the security principles set out in Attachment 3 (Agreed
Security Principles) hereto.
“Annual Financial Statements” means the audited unconsolidated and consolidated annual financial statements of the Issuer for any financial year, prepared in accordance with the
Accounting Standard, such financial statements to include a profit and loss account, balance sheet, cash flow statement and report of the board of directors.
“Asset Coverage Ratio” means the ratio calculated by dividing (a) the PV-10 value of the
Group’s Proved Reserves, adjusted by the mark-to-market value of the Group’s commodity price hedging, by (b) the Total Net Debt. The value referred to in litra (a) above shall be assessed by an Independent Reserves Auditor.
“Asset Specific Loans” means existing and future term loans, bridge loans, office building loans, equipment loans, facility loans, and other miscellaneous loans incurred in the ordinary course of business including real estate or hydrocarbons acquisitions or improvements, capital expenditures, or other business financing needs, and including the Yellowjacket Loan and, up to the first release of funds from the Escrow Account, the Oaktree Loan.
“Attachment” means any schedule, appendix or other attachment to these Bond Terms. “Bond
Currency” means the currency in which the Bonds are denominated, as set out in
Clause 2.1 (Amount, denomination and ISIN of the Bonds).
“Bond Terms” means these terms and conditions, including all Attachments which form an integrated part of these Bond Terms, in each case as amended and/or supplemented from time to time.
“Bond Trustee” means the company designated as such in the preamble to these Bond Terms, or any successor, acting for and on behalf of the Bondholders in accordance with these Bond Terms.
“Bond Trustee Fee Agreement” means the agreement entered into between the Issuer and the
Bond Trustee relating, among other things, to the fees to be paid by the Issuer to the Bond
Trustee for the services provided by the Bond Trustee relating to the Bonds.
“Bondholder” means a person who is registered in the CSD as directly registered owner or nominee holder of a Bond, subject however to Clause 3.3 (Bondholders’ rights).
“Bondholders’ Meeting” means a meeting of Bondholders as set out in Clause 15
(Bondholders’ Decisions).
“Bonds” means (i) the debt instruments issued by the Issuer pursuant to these Bond Terms, including any Additional Bonds, and (ii) any overdue and unpaid principal which has been issued under a separate ISIN in accordance with the regulations of the CSD from time to time.
Exhibit 4.1
“Book Equity” means the nominal book value of total equity of the Parent (on a consolidated basis), less any non-controlling interests in any Group Company, as determined in accordance with the applicable Accounting Standard, and adjusted by the mark-to-market value of the Group’s commodity price hedging.
“Business Day” means a day on which both the relevant CSD settlement system and the relevant settlement system for the Bond Currency are open.
“Business Day Convention” means that if the last day of any Interest Period originally falls on a day that is not a Business Day, no adjustment will be made to the Interest Period.
“Call Option” has the meaning ascribed to such term in Clause 10.2 (Voluntary early redemption – Call Option).
“Call Option Repayment Date” means the settlement date for the Call Option determined by the
Issuer pursuant to Clause 10.2 (Voluntary early redemption – Call Option), paragraph (d) of
Clause 10.3 (Mandatory repurchase due to a Put Option Event) or a date agreed upon between the Bond Trustee and the Issuer in connection with such redemption of Bonds.
“Cash and Cash Equivalents” means, in respect of a person, at any date, the aggregate amount of freely available cash and cash equivalents of that person, over which there is no Security except for Transaction Security or any Permitted Security constituted by a netting or set-off arrangement entered into by any Group Company in the ordinary course of their banking arrangements, in each case reported in accordance with the Accounting Standard, including without limitation:
(a)cash in hand or on freely available deposit with any bank or financial institution; and
(b)certificates of deposits or marketable debt securities (included money market funds) with a maturity of 12 months or less after the relevant date of calculation, issued by a financial institution which has a rating for its long term unsecured and non-credit enhanced debt obligations with A or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or
A2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency.
“Change of Control Event” means a person or group of persons acting in concert gaining
Decisive Influence over the Parent.
“Compliance Certificate” means a statement substantially in the form as set out in Attachment
1 hereto.
“CSD” means the central securities depository in which the Bonds are registered, being
Verdipapirsentralen ASA (VPS).
“Cure Amount” means cash actually received by the Parent (i) in exchange for fully paid shares in the Parent or (ii) as Subordinated Loans.
“Decisive Influence” means a person having, as a result of an agreement or through the ownership of shares or interests in another person (directly or indirectly):
Exhibit 4.1
(a)a majority of the voting rights in that other person; or
(b)a right to elect or remove a majority of the members of the board of directors of that other person.
“Default Notice” has the meaning ascribed to such term in Clause 14.2 (Acceleration of the Bonds).
“Default Repayment Date” means the settlement date set out by the Bond Trustee in a Default
Notice requesting early redemption of the Bonds.
“Distribution” means:
(a)payment of dividend, charge or fee or other distribution (whether in cash or in kind) on or in respect of share capital;
(b)repayment or distribution of dividend or share premium reserve;
(c)redemption, repurchase or repayment of share capital or other restricted equity with repayment to shareholders;
(d)repayment or service of any Subordinated Loan; or
(e)other similar distributions or transfers of value to the direct and indirect shareholders of any
Group Company or the Affiliates of such direct and indirect shareholders.
“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation:
(a)before deducting any amount of tax on profits, gains or income paid or payable by any
Group Company;
(b)before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Financial Indebtedness whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period as reflected in the relevant Financial Reports;
(c)excluding any Transaction Costs;
(d)excluding any Exceptional Items;
(e)before taking into account any unrealised gains or losses on any derivative instrument
(other than any derivative instruments which are accounted for on a hedge account basis);
(f)excluding the charge to profit represented by the expensing of stock options and costs and provisions relating to share incentive schemes of the Group or other long-term management incentive programs;
Exhibit 4.1
(g)after adding back or deducting, as the case may be, the amount of any loss or gain against book value arising on a disposal of any asset (other than in the ordinary course of trading)
and any loss or gain arising from an upward or downward revaluation of any asset;
(h)after deducting the amount of any profit (or adding back the amount of any loss) of any
Group Company which is attributable to minority interests;
(i)after adding back or deducting, as the case may be, the Group’s share of the profits or losses of entities which are not part of the Group;
(j)after adding back any losses to the extent covered by any insurance;
(k)after deducting any lease payments made by a Group Company under any lease or hire purchase contract which would, in accordance with the Accounting Standard in force prior to 1 January 2019, have been treated as an operating lease; and
(l)after adding back any amount attributable to the amortisation, depreciation or depletion of assets of members of the Group,
in each case, to the extent added, deducted or taken into account, as the case may be, for the purpose of determining operating profits of the Group before taxation.
“Escrow Account” means an account in the name of the Issuer, blocked and pledged on first priority as security for the Issuer’s obligations under the Finance Documents.
“Escrow Account Pledge” means the pledge over the Escrow Account, where the bank operating the account has waived any set-off rights.
“Euroclear” means Euroclear Bank SA/NV.
“Event of Default” means any of the events or circumstances specified in Clause 14.1 (Events of
Default).
“Exceptional Items” means any exceptional, one-off, non-recurring or extraordinary items including (without limitation) costs relating to employee termination and severance, business interruption, reorganisation and other restructuring or cost-cutting measures, rebranding, changes or start-up of product lines or sites or businesses and other similar items (however, excluding any related capital expenditure), not exceeding 10 per cent. of Adjusted EBITDA for any Relevant
Period.
“Exchange” means:
(a)Oslo Børs (the Oslo Stock Exchange); or
(b)any regulated market as such term is understood in accordance with the Markets in
Financial Instruments Directive 2014/65/EU (MiFID II) and Regulation (EU) No.
600/2014 on markets in financial instruments (MiFIR) or an equivalent third-country market (including the New York Stock Exchange, Nasdaq and London Stock Exchange).
Exhibit 4.1
“Existing Debt” means any Financial Indebtedness incurred under the:
(a)RBL Facility;
(b)ABS Notes; and
(c)Asset Specific Loans.
“Finance Documents” means these Bond Terms, the Bond Trustee Fee Agreement, any
Transaction Security Document, any Security Agent Agreement, and any other document designated by the Issuer and the Bond Trustee as a Finance Document.
“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with the Accounting Standard, be treated as a balance sheet liability.
“Financial Covenants” means the financial covenants set out in paragraph (a) of Clause 13.20
(Financial Covenants).
“Financial Indebtedness” means any indebtedness for or in respect of:
(a)moneys borrowed (and debit balances at banks or other financial institutions);
(b)any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument, including the Bonds;
(d)the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Standard, be capitalised as an asset and booked as a corresponding liability in the balance sheet;
(e)receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis provided that the requirements for de-recognition under the
Accounting Standard are met);
(f)any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price and, when calculating the value of any derivative transaction, only the mark to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount shall be taken into account);
(g)any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of a person which is not a Group Company which liability would fall within one of the other paragraphs of this definition;
(h)any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the Issuer) before the Maturity Date or are otherwise classified as borrowings under the Accounting Standard;
Exhibit 4.1
(i)any amount of any liability under an advance or deferred purchase agreement, if (a) the primary reason behind entering into the agreement is to raise finance or (b) the agreement is in respect of the supply of assets or services and payment is due more than 120 calendar days after the date of supply;
(j)any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing or otherwise being classified as a borrowing under the Accounting Standard; and
(k)without double counting, the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.
“Financial Reports” means the Annual Financial Statements and the Interim Accounts. “First
Call Date” means the Interest Payment Date falling in April 2027.
“First Call Price” has the meaning ascribed to such term in paragraph (a) (ii) of Clause 10.2
(Voluntary early redemption – Call Option)
“Free Cash Flow” means, in respect of any Relevant Period, cash flow provided by operations less capital expenditures for that Relevant Period.
“GAAP” means generally accepted accounting practices and principles in the country in which the Issuer is incorporated including, if applicable, IFRS.
“Group” means the Parent, the Issuer and their respective Subsidiaries from time to time.
“Group Company” means any person which is a member of the Group.
“Guarantee” means the unconditional Norwegian law guarantee and indemnity (Norwegian:
“selvskyldnerkausjon”) issued by the Guarantor in respect of the Secured Obligations.
“Guarantor” means the Parent.
“IFRS” means the International Financial Reporting Standards and guidelines and interpretations issued by the International Accounting Standards Board (or any predecessor and successor thereof) in force from time to time and to the extent applicable to the relevant financial statement.
“Incurrence Test” has the meaning ascribed to such term in Clause 13.21 (Incurrence test).
“Independent Reserves Auditor” means an internationally recognized independent, licensed professional reservoir engineer in compliance with the requirements of the Petroleum Resources
Management System (PRMS) or any other generally accepted guidelines, as the Issuer may appoint from time to time to the purpose of reviewing the Group’s hydrocarbon reserves and establishing a reserves report (the fees and expenses of which shall be for the account of the
Issuer).
“Initial Bond Issue” means the amount to be issued on the Issue Date as set out in Clause 2.1
(Amount, denomination and ISIN of the Bonds).
Exhibit 4.1
“Initial Nominal Amount” means the Nominal Amount of each Bond on the Issue Date as set out in Clause 2.1 (Amount, denomination and ISIN of the Bonds).
“Insolvent” means that a person:
(a)is unable or admits inability to pay its debts as they fall due;
(b)suspends making payments on any of its debts generally; or
(c)is otherwise considered insolvent or bankrupt within the meaning of the relevant bankruptcy legislation of the jurisdiction which can be regarded as its centre of main interest as such term is understood pursuant to Regulation (EU) 2015/848 on insolvency proceedings (as amended from time to time).
“Intercompany Loans” means any loan or credit granted by a Group Company to any other
Group Company provided that no Financial Indebtedness under any cash pooling arrangement shall constitute an Intercompany Loan.
“Interest Payment Date” means the last day of each Interest Period, the first Interest Payment
Date being 9 October 2025 and the last Interest Payment Date being the Maturity Date.
“Interest Period” means, subject to adjustment in accordance with the Business Day
Convention, the period between 9 April and 9 October each year, provided however that an
Interest Period shall not extend beyond the Maturity Date.
“Interest Rate” means 9.75 per cent. per annum.
“Interim Accounts” means the unaudited consolidated quarterly financial statements of the
Issuer for the quarterly period ending on 31 March, 30 June and 30 September (for the first time for the financial quarter ending on 31 March 2025) in each year, prepared in accordance with the
Accounting Standard.
“ISIN” means International Securities Identification Number.
“Issue Date” means 9 April 2025.
“Issuer” means the company designated as such in the preamble to these Bond Terms.
“Issuer’s Bonds” means any Bonds which are owned by the Issuer or any Affiliate of the
Issuer.
“Leverage Ratio” means, in respect of any Relevant Period, the ratio of Total Net Debt to
Adjusted EBITDA in respect of that Relevant Period.
“Liquidity” means the sum of freely and available (i) any Cash and Cash Equivalents of the
Group, and (ii) any undrawn commitments under any RBL Facility, revolving credit or working capital facility which is available for immediate drawing.
“Listing Deadline” means 9 January 2026, being 9 months after the Issue Date.
Exhibit 4.1
“Listing Failure Event” means:
(a)that the Bonds (save for any Temporary Bonds) have not been admitted to listing on Oslo
Børs (the Oslo Stock Exchange) within the Listing Deadline;
(b)in the case of a successful admission to listing, that a period of 6 months has elapsed since the Bonds ceased to be admitted to listing on Oslo Børs (the Oslo Stock Exchange); or
(c)that the Temporary Bonds have not been admitted to listing on the Exchange where the other Bonds are listed within the later of (i) 6 months following the issue date for such
Temporary Bonds and (ii) the Listing Deadline.
“Longstop Date” 8 July 2025, or, at the discretion of the Issuer, at an earlier date specified by the
Bond Trustee.
“Longstop Event” means the event that the conditions precedent set out in Clause 6.1
(Conditions precedent for disbursement to the Issuer) have not been fulfilled within the
Longstop Date.
“Make Whole Amount” means an amount equal to the sum of the present value on the
Repayment Date of:
(a)the Nominal Amount of the redeemed Bonds at the First Call Price as if such payment originally had taken place on the First Call Date; and
(b)the remaining interest payments of the redeemed Bonds (less any accrued and unpaid interest on the redeemed Bonds as at the Repayment Date) to the First Call Date,
where the present value shall be calculated by using a discount rate of 4.40 per cent. per annum.
“Manager” means DNB Markets, a part of DNB Bank ASA.
“Mandatory Redemption Repayment Date” means the settlement date for the Longstop
Event pursuant to Clause 10.5 (Mandatory early redemption due to a Longstop Event).
“Material Adverse Effect” means a material adverse effect on:
(a)the ability of the Issuer or the Guarantor to perform and comply with its obligations under any Finance Document; or
(b)the validity or enforceability of any Finance Document.
“Material Intercompany Loan” means any Intercompany Loan (excluding any Financial
Indebtedness under any cash pooling arrangement), where (i) the Intercompany Loan is scheduled or expected to be outstanding for at least 12 months and (ii) the principal amount of such
Intercompany Loan is at least USD 2,000,000 (or the equivalent in any other currency) and, in the case of any Intercompany Loan granted to the Issuer by the Parent, which is fully subordinated to the Bonds and any repayment of, or cash payment of interest under, any such loan is subject to no event of default having occurred which is continuing.
Exhibit 4.1
“Maturity Date” means 9 April 2029, adjusted according to the Business Day Convention.
“Maximum Issue Amount” means the maximum amount that may be issued under these Bond
Terms as set out in Clause 2.1 (Amount, denomination and ISIN of the Bonds).
“Net Proceeds” means the proceeds from the issuance of the Bonds (net of fees and legal cost of the Manager and, if required by the Bond Trustee, the Bond Trustee fee, and any other cost and expenses incurred in connection with the issuance of the Bonds).
“New Parent” has the meaning ascribed to such term in paragraph (d) of Clause 2.5
(Transaction Security).
“Nominal Amount” means the nominal value of each Bond at any time. The Nominal Amount may be amended pursuant to paragraph (j) of Clause 16.2 (The duties and authority of the Bond
Trustee).
“Oaktree Loan” means the credit agreement dated 6 June 2024, between the Issuer and Oaktree
Fund Administration, LLC, as administrative agent.
“Obligor” means the Issuer and the Guarantor.
“Outstanding Bonds” means any Bonds not redeemed or otherwise discharged.
“Overdue Amount” means any amount required to be paid by an Obligor under the Finance
Documents but not made available to the Bondholders on the relevant Payment Date or otherwise not paid on its applicable due date.
“Parent” means Diversified Energy Company PLC, a company existing under the laws of
England and Wales with registration number 09156132.
“Partial Payment” means a payment that is insufficient to discharge all amounts then due and payable under the Finance Documents.
“Paying Agent” means the legal entity appointed by the Issuer to act as its paying agent with respect to the Bonds in the CSD.
“Payment Date” means any Interest Payment Date or any Repayment Date.
“Permitted Distribution” means any Distribution (provided that no Event of Default has occurred and is continuing):
(a)made by the Parent in a calendar year not exceeding the higher of:
(i)45.00 per cent of the Group’s Free Cash Flow in the previous calendar year, so long as the Parent is in compliance with the Incurrence Test; and
(ii)USD 1.16 per ownership interest (“Share”) in the Parent (and where the distributable amount per Share shall be adjusted for any Share splits or consolidation of Shares after the date of the Bond Terms); and
(b)made by a Group Company (other than the Parent):
Exhibit 4.1
(i)to fund a Distribution that will be made by Parent under paragraph (a) above;
(ii)if such Distribution is made to another Group Company; or
(iii)if made by a Group Company which is not wholly-owned, that is made pro rata to its shareholders on the basis of their respective ownership at the time, provided that the shareholders not being Group Companies are Third Party Shareholders.
“Permitted Financial Indebtedness” means any Financial Indebtedness:
(a)arising under the Finance Documents;
(b)arising under any Existing Debt;
(c)subject to compliance with the Incurrence Test, arising under any Tap Issue;
(d)arising under a Permitted Loan or a Permitted Guarantee;
(e)of any person acquired by a Group Company after the Issue Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of 3 months following the date of acquisition, unless such
Financial Indebtedness is allowed under paragraph (b) above;
(f)arising under Finance Leases;
(g)arising under any Intercompany Loans or under any Subordinated Loans;
(h)arising under any obligation under a swap or derivative transaction entered into with one or more hedge counterparties in connection with protection against or benefit from fluctuation in any rate or price, where such exposure arises in respect of payments to be made under the Bond Terms or otherwise in the ordinary course of business (including with respect to capital expenditure, but not in relation to a derivative transaction solely for speculative purposes);
(i)in respect of any counter-indemnity obligation arising under any guarantee granted by a commercial bank for the obligations of any Group Company;
(j)arising under supplier credits on normal commercial terms in the ordinary course of business;
(k)incurred by the Issuer under any advance or deferred purchase agreement towards any of its trading partners in the ordinary course of its trading activities on arm’s length basis and provided the incurrence of any such liabilities would not have a Material Adverse Effect;
(l)arising under any finance lease liabilities or hire purchase contracts for vehicle and other equipment or assets required for the ordinary business of any Group Company;
(m)arising as a result of a contemplated refinancing of the Bonds in full provided that (i) a call notice has been served on the Bonds or will be served in connection with the
Exhibit 4.1
refinancing (in full and any conditions precedent have been satisfied or waived) and (ii) the proceeds of such debt issuance are held in escrow until full repayment of the Bonds;
(n)under any pension and tax liabilities incurred in the ordinary course of business;
(o)in respect of any insurance premium financing arrangements; or
(p)not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed USD 30,000,000 (or its equivalent) in aggregate for the Group at any time
“Permitted Guarantee” means:
(a)any Guarantee or indemnity granted under the Finance Documents;
(b)any guarantee or indemnity granted in respect of any Financial Indebtedness permitted under paragraph (a), (b), (c), (e), (i) and (j) of “Permitted Financial Indebtedness”;
(c)any guarantee or indemnity for the benefit of third parties in the ordinary course of business or guarantees by the Issuer or a Group Company for liabilities of any other
Group Company which liabilities are not Financial Indebtedness;
(d)any guarantee given in respect of netting or set-off arrangements permitted pursuant to paragraph f) of the definition of Permitted Security;
(e)any guarantees, bonds, or collateral posting for any abandonment or decommissioning liabilities, midstream obligations, or operating obligations, of any Group Company; or
(f)not otherwise permitted by the preceding paragraphs and in the ordinary course of business so long as the aggregate amount of the guaranteed liabilities does not exceed
USD 30,000,000 (or its equivalent in other currencies) at any time.
“Permitted Loan” means:
(a)any trade credit extended by any Group Company on normal commercial terms and in the ordinary course of trading;
(b)Financial Indebtedness which is referred to in the definition of, or otherwise constitutes
Permitted Financial Indebtedness; or
(c)any loan or indebtedness so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed USD 15,000,000 (or its equivalent in other currencies) at any time.
“Permitted Re-Domiciliation” has the meaning ascribed to such term in paragraph (d) of
Clause 2.5 (Transaction Security).
“Permitted Security” means:
(a)any Transaction Security;
Exhibit 4.1
(b)any Security granted in respect of any Financial Indebtedness permitted under paragraph
(a), (b), (c) and (h) of “Permitted Financial Indebtedness”;
(c)any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any Group Company;
(d)any netting or set-off arrangement entered into by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group in the ordinary course of its banking arrangements;
(e)any payment or close out netting or set-off arrangement pursuant to any treasury transaction or foreign exchange transaction entered into by a Group Company which constitutes Permitted Financial Indebtedness, excluding any Security or quasi-security under a credit support arrangement;
(f)any easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or minor imperfections in title that could not reasonably be expected to have a Material Adverse Effect;
(g)any Security over or affecting any asset or company acquired by a Group Company after the
Issue Date if the Security was not created in contemplation of the acquisition of that asset or company, the principal amount secured has not been increased in contemplation of or since the acquisition of that asset or company by a Group Company and the Security is removed or discharged within 3 months of the date of acquisition of such asset or company, unless such Security is for Financial Indebtedness which is allowed under paragraph (b) of
“Permitted Financial Indebtedness”;
(h)any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group
Company in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Group Company;
(i)any Security arising as a consequence of any Finance Lease permitted pursuant to the definition of “Permitted Financial Indebtedness”;
(j)in the form of any cash collateral or any pledge of any bank account for the establishment of any cash collateral or any similar arrangement, in each case, as security for any (i)
abandonment or decommissioning liabilities of any Group Company and (ii) liability of a
Group Company under acquisitions or transactions not restricted by the terms hereof; or
(k)any Security (excluding over assets covered by Transaction Security) securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any Group Company other than any permitted under the preceding paragraphs)
does not exceed USD 30,000,000 (or its equivalent in other currencies).
“Pre-Disbursement Security” means the Security listed in paragraph (a)(ii) through (a)(vii) of
Clause 2.5 (Transaction Security).
Exhibit 4.1
“Pre-Settlement Security” means the Security listed in paragraph (a)(i) of Clause 2.5
(Transaction Security).
“Proved Reserves” means the estimated quantities of hydrocarbons in the Group’s oil and gas fields contained in a report prepared by an Independent Reserves Auditor that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of hydrocarbons which can be estimated, with reasonable certainty, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods.
“Put Option” has the meaning ascribed to such term in Clause 10.3 (Mandatory repurchase due to a Put Option Event).
“Put Option Event” means a Change of Control Event or a Share De-Listing Event.
“Put Option Repayment Date” means the settlement date for the Put Option pursuant to
Clause 10.3 (Mandatory repurchase due to a Put Option Event).
“Quarter Date” means, in each financial year, 31 March, 30 June, 30 September and 31
December.
“RBL Facility” means one or more existing or future reserve-based lending facilities (including, without limitation, any letters of credit facilities) that may be made available to the Issuer or any
Group Company by one or more lenders. The Issuer (and any other borrower thereunder) may apply amounts borrowed under the RBL Facility towards general corporate and working capital purposes of the Group, including, but not limited to, capital expenditures, operational costs, and acquisitions.
“Relevant Jurisdiction” means the country in which the Bonds are issued, being Norway.
“Relevant Period” means each period of 12 consecutive calendar months ending on the last day of the preceding financial quarter.
“Relevant Record Date” means the date on which a Bondholder’s ownership of Bonds shall be recorded in the CSD as follows:
(a)in relation to payments pursuant to these Bond Terms, the date designated as the Relevant
Record Date in accordance with the rules of the CSD from time to time; or
(b)for the purpose of casting a vote with regard to Clause 15 (Bondholders’ Decisions), the date falling on the immediate preceding Business Day to the date of that Bondholders’ decision being made, or another date as accepted by the Bond Trustee.
“Repayment Date” means any Call Option Repayment Date, the Default Repayment Date, any
Put Option Repayment Date, the Tax Event Repayment Date, the Mandatory Redemption
Repayment Date or the Maturity Date.
Exhibit 4.1
“Share De-Listing Event” means an event where the common shares in the Parent are de-listed from that Exchange and are not immediately thereafter listed on another Exchange or remain listed on another Exchange.
“Secured Obligations” means all present and future liabilities and obligations of the Issuer to any of the Secured Parties under the Finance Documents.
“Secured Parties” means the Security Agent and the Bond Trustee on behalf of itself and the
Bondholders.
“Securities Trading Act” means the Securities Trading Act of 2007 no. 75 of the Relevant
Jurisdiction.
“Security” means a mortgage, charge, pledge, lien, security assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
“Security Agent” means the Bond Trustee or any successor Security Agent, acting for and on behalf of the Secured Parties in accordance with any Security Agent Agreement or any other
Finance Document.
“Security Agent Agreement” means any agreement other than these Bond Terms whereby the
Security Agent is appointed to act as such in the interest of the Bond Trustee (on behalf of itself and the Bondholders).
“Security Provider” means the Guarantor and each other person granting Transaction Security.
“Subordinated Loan” means any loan granted to the Issuer from any of its direct or indirect shareholders which is fully subordinated to the Secured Obligations to the satisfaction of the
Security Agent and where any servicing of interest or principal of such loan is subject to all present and future obligations and liabilities under the Secured Obligations having been discharged in full.
“Subsidiary” means a person over which another person has Decisive Influence. “Summons”
means the call for a Bondholders’ Meeting or a Written Resolution as the case may be.
“Tap Issue” has the meaning ascribed to such term in Clause 2.1 (Amount, denomination and ISIN of the Bonds).
“Tap Issue Addendum” has the meaning ascribed to such term in Clause 2.1 (Amount, denomination and ISIN of the Bonds).
“Tax Event Repayment Date” means the date set out in a notice from the Issuer to the
Bondholders pursuant to Clause 10.4 (Early redemption option due to a tax event).
“Temporary Bonds” has the meaning ascribed to such term in Clause 2.1 (Amount, denomination and ISIN of the Bonds).
Exhibit 4.1
“Third Party Shareholders” means any third party shareholders of Group Companies that are not wholly-owned, always excluding direct and indirect shareholders of the Issuer.
“Total Net Debt” means, at any time, the aggregate amount of all borrowings of the Group as reflected on the applicable Financial Reports but:
(a)excluding any such obligations to any other Group Company;
(b)excluding any such obligations in respect of any Subordinated Loan;
(c)including, in the case of Finance Leases only, their capitalised value; and
(d)deducting the aggregate amount of Cash and Cash Equivalents at that time, and so that no amount shall be included or excluded more than once.
“Transaction Cost” means all fees, costs and expenses, stamp duties, registration and other taxes incurred by the Issuer or any other Group Company in connection with the issuance of the
Bonds or any acquisition not restricted by the terms hereof.
“Transaction Security” means the Security created or expressed to be created in favour of the
Security Agent (on behalf of the Secured Parties) pursuant to the Transaction Security
Documents.
“Transaction Security Documents” means, collectively, the Escrow Account Pledge and all of the documents which shall be executed or delivered pursuant to Clause 2.5 (Transaction
Security).
“Voting Bonds” means the Outstanding Bonds less the Issuer’s Bonds.
“Written Resolution” means a written (or electronic) solution for a decision making among the Bondholders, as set out in Clause 15.5 (Written Resolutions).
“Yellowjacket Loan” means the credit agreement dated 15 August 2024, between DP
Yellowjacket HoldCo LLC and KeyBank National Association.
1.2Construction
In these Bond Terms, unless the context otherwise requires:
(a)headings are for ease of reference only;
(b)words denoting the singular number will include the plural and vice versa;
(c)references to Clauses are references to the Clauses of these Bond Terms;
(d)references to a time are references to Central European Time unless otherwise stated;
(e)references to a provision of “law” are a reference to that provision as amended or re-
enacted, and to any regulations made by the appropriate authority pursuant to such law;
Exhibit 4.1
(f)references to a “regulation” includes any regulation, rule, official directive, request or guideline by any official body;
(g)references to a “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, unincorporated organisation, government, or any agency or political subdivision thereof or any other entity, whether or not having a separate legal personality;
(h)references to Bonds being “redeemed” means that such Bonds are cancelled and discharged in the CSD in a corresponding amount, and that any amounts so redeemed may not be subsequently re-issued under these Bond Terms;
(i)references to Bonds being “purchased” or “repurchased” by the Issuer means that such
Bonds may be dealt with by the Issuer as set out in Clause 11.1 (Issuer’s purchase of
Bonds);
(j)references to persons “acting in concert” shall be interpreted pursuant to the relevant provisions of the Securities Trading Act; and
(k)an Event of Default is “continuing” if it has not been remedied or waived.
2.THE BONDS
2.1Amount, denomination and ISIN of the Bonds
(a)The Issuer has resolved to issue a series of Bonds up to USD 500,000,000 (the
“Maximum Issue Amount”). The Bonds may be issued on different issue dates and the
Initial Bond Issue will be in the amount of USD 300,000,000. The Issuer may, provided that the conditions set out in Clause 6.3 (Tap Issues) are met, at one or more occasions issue
Additional Bonds (each a “Tap Issue”) until the Nominal Amount of all Additional Bonds equals in aggregate the Maximum Issue Amount less the Initial Bond Issue. Each Tap Issue will be subject to identical terms as the Bonds issued pursuant to the Initial Bond Issue in all respects as set out in these Bond Terms, except that Additional Bonds may be issued at a different price than for the Initial Bond Issue and which may be below or above the Nominal
Amount. The Bond Trustee shall prepare an addendum to these Bond Terms evidencing the terms of each Tap Issue (a “Tap Issue Addendum”).
If the Bonds are listed on an Exchange and there is a requirement for a new prospectus in order for the Additional Bonds to be listed together with the Bonds, the Additional Bonds may be issued under a separate ISIN (such Bonds referred to as the “Temporary Bonds”).
Upon the approval of the prospectus, the Issuer shall (i) notify the Bond Trustee, the
Exchange and the Paying Agent and (ii) ensure that the Temporary Bonds are converted into the ISIN for the Bonds.
(b)The Bonds are denominated in US Dollars (USD), being the legal currency of the United
States of America.
(c)The Initial Nominal Amount of each Bond is USD 125,000.
(d)The ISIN of the Bonds is set out on the front page. These Bond Terms apply with identical terms and conditions to (i) all Bonds issued under this ISIN, (ii) any Temporary
Exhibit 4.1
Bonds and (iii) any Overdue Amounts issued under one or more separate ISIN in accordance with the regulations of the CSD from time to time.
(e)Holders of Overdue Amounts related to interest claims will not have any other rights under these Bond Terms than their claim for payment of such interest claim which claim shall be subject to paragraph (b) of Clause 15.1 (Authority of the Bondholders’ Meeting).
2.2Tenor of the Bonds
The tenor of the Bonds is from and including the Issue Date to but excluding the Maturity Date.
2.3Use of proceeds
(a)The Issuer will use the Net Proceeds from the Initial Bond Issue for:
(i)repayment of outstanding amounts under the RBL Facility (with no cancellation of corresponding commitment);
(ii)repayment of the Oaktree Loan; and
(iii)for general corporate purposes of the Group.
(b)The Issuer will use the Net Proceeds from the issuance of any Additional Bonds for general corporate purposes, if not otherwise stated,
2.4Status of the Bonds
The Bonds shall constitute senior debt obligations of the Issuer. The Bonds will rank pari passu between themselves and at least pari passu with all other obligations of the Issuer (save for such claims which are preferred by bankruptcy, insolvency, liquidation or other similar laws of general application).
2.5Transaction Security
(a)As Security for the due and punctual fulfilment of the Secured Obligations, the Issuer shall procure that the following Transaction Security is granted in favour of the Security
Agent on behalf of the Secured Parties within the times agreed in Clause 6 (Conditions for
Disbursement), subject to (i) mandatory limitations under applicable law and (ii) the Agreed
Security Principles:
Pre-Settlement Security
(i)the Escrow Account Pledge; and
Pre-Disbursement Security
(ii)first priority pledge over all (100 per cent.) of the shares in the Issuer;
(iii)first priority charges over the bank accounts of the Guarantor;
(iv)first priority floating charge over the receivables of the Guarantor;
(v)first priority assignment of any Material Intercompany Loans granted by the Issuer or the Guarantor;
Exhibit 4.1
(vi)share charges over the shares in Diversified Midstream LLC and Diversified
Production LLC; and
(vii)the Guarantee from the Guarantor.
(b)The Transaction Security shall be entered into on such terms and conditions as the
Security Agent and the Bond Trustee in their discretion deem appropriate in order to create the intended benefit for the Secured Parties under the relevant document, subject to the Agreed Security Principles. The Security Agent shall have the right (acting in its sole discretion) to release the Escrow Account Pledge in connection with the release of funds from the Escrow Account.
(c)The Security Agent is irrevocably authorised to release any Guarantees and Transaction
Security over (A) assets which are sold or otherwise disposed of (directly or indirectly) in any merger, de-merger, disposal or other transaction permitted by the Finance Documents, or (B) in connection with any enforcement or insolvency.
(d)The Parent may conduct a re-domiciliation to the United States (and the Bond Trustee may in relation thereto release the Guarantee and the share pledge in respect of the shares in the
Issuer), which may be undertaken through a replacement of the Parent with a new entity
(“New Parent”) to which substantially all the obligations and assets of the Parent are transferred, which shall then be deemed to be the “Parent” under the Bond Terms, assuming all rights and obligations thereunder (“Permitted Re-Domiciliation”), provided that such re-domiciliation of the Parent does not have a Material Adverse Effect and always subject to (i) 20 Business Days prior written notice to the Bond Trustee, (ii) delivery of any confirmation and/or documents (including corporate resolutions, legal opinions and any other conditions precedent documents) in respect of the Permitted Re-Domiciliation, that the Bond Trustee, the Paying Agent and the Security Agent may, in their sole discretion, reasonably require, and (iii) the Guarantee and the share pledge over the Issuer shall be re-established with the New Parent as grantor as soon as possible following such
Permitted Re-Domiciliation, and in no event later than 5 Business Days after the Permitted
Re-Domiciliation being effective. Nothing to the contrary in any other provision of these
Bond Terms shall prevent the Permitted Re-Domiciliation process or trigger any prepayment or put option in respect thereof, (including any Put Option Event which may temporarily occur, 13.3 (Continuation of business),
13.13 (Disposals), guarantees or any loan or credit which may temporary be granted and exist in respect of the Permitted Re-Domiciliation process).
3.THE BONDHOLDERS
3.1Bond Terms binding on all Bondholders
(a)By virtue of being registered as a Bondholder (directly or indirectly) with the CSD, the
Bondholders are bound by these Bond Terms and any other Finance Document, without any further action required to be taken or formalities to be complied with by the Bond Trustee, the Bondholders, the Issuer or any other party.
(b)The Bond Trustee is always acting with binding effect on behalf of all the Bondholders.
Exhibit 4.1
3.2Limitation of rights of action
(a)No Bondholder is entitled to take any enforcement action, instigate any insolvency procedures or take other legal action against the Issuer or any other party in relation to any of the liabilities of the Issuer or any other party under or in connection with the Finance
Documents, other than through the Bond Trustee and in accordance with these Bond
Terms, provided, however, that the Bondholders shall not be restricted from exercising any of their individual rights derived from these Bond Terms, including the right to exercise the Put Option.
(b)Each Bondholder shall immediately upon request by the Bond Trustee provide the Bond
Trustee with any such documents, including a written power of attorney (in form and substance satisfactory to the Bond Trustee), as the Bond Trustee deems necessary for the purpose of exercising its rights and/or carrying out its duties under the Finance
Documents. The Bond Trustee is under no obligation to represent a Bondholder which does not comply with such request.
3.3Bondholders’ rights
(a)If a beneficial owner of a Bond not being registered as a Bondholder wishes to exercise any rights under the Finance Documents, it must obtain proof of ownership of the Bonds, acceptable to the Bond Trustee.
(b)A Bondholder (whether registered as such or proven to the Bond Trustee’s satisfaction to be the beneficial owner of the Bond as set out in paragraph (a) above) may issue one or more powers of attorney to third parties to represent it in relation to some or all of the Bonds held or beneficially owned by such Bondholder. The Bond Trustee shall only have to examine the face of a power of attorney or similar evidence of authorisation that has been provided to it pursuant to this Clause 3.3 and may assume that it is in full force and effect, unless otherwise is apparent from its face or the Bond Trustee has actual knowledge to the contrary.
4.ADMISSION TO LISTING
The Issuer shall ensure that:
(a)the Bonds are listed on the Oslo Stock Exchange (Oslo Børs) within the Listing Deadline and thereafter remain listed on an Exchange until the Bonds have been redeemed in full; and
(b)any Temporary Bonds are listed on an Exchange where the other Bonds are listed within the later of (i) 6 months of the issue date for such Temporary Bonds and (ii) the Listing
Deadline.
5.REGISTRATION OF THE BONDS
5.1Registration in the CSD
The Bonds shall be registered in dematerialised form in the CSD according to the relevant securities registration legislation and the requirements of the CSD. The Bonds will be issued to and registered on Euroclear’s custody account with the CSD as nominee. The Bonds will be blocked for further trading in the CSD and will only be available for trading and settlement through Euroclear.
Exhibit 4.1
5.2Obligation to ensure correct registration
The Issuer will at all times ensure that the registration of the Bonds in the CSD is correct and shall immediately upon any amendment or variation of these Bond Terms give notice to the CSD of any such amendment or variation.
5.3Country of issuance
The Bonds have not been issued under any other country’s legislation than that of the Relevant
Jurisdiction. Save for the registration of the Bonds in the CSD, the Issuer is under no obligation to register, or cause the registration of, the Bonds in any other registry or under any other legislation than that of the Relevant Jurisdiction.
6.CONDITIONS FOR DISBURSEMENT
6.1Conditions precedent for disbursement to the Issuer
(a)Payment of the Net Proceeds from the issuance of the Bonds to the Escrow Account shall be conditional on the Bond Trustee having received in due time (as determined by the Bond
Trustee) prior to the Issue Date each of the following documents, in form and substance satisfactory to the Bond Trustee:
(i)these Bond Terms duly executed by all parties hereto;
(ii)copies of all necessary corporate resolutions of the Issuer to issue the Bonds and execute the Finance Documents to which it is a party;
(iii)a copy of a power of attorney (unless included in the corporate resolutions) from the
Issuer to relevant individuals for their execution of the Finance Documents to which it is a party;
(iv)copies of the Issuer’s articles of association and of a full extract from the relevant company register in respect of the Issuer evidencing that the Issuer is validly existing;
(v)the Escrow Account Pledge duly executed by all parties thereto and perfected in accordance with applicable law (including all applicable acknowledgements and consents from the account bank);
(vi)copies of the Issuer’s latest Financial Reports (if any);
(vii)confirmation that the applicable prospectus requirements (ref. the EU prospectus regulation ((EU) 2017/1129)) concerning the issuance of the Bonds have been fulfilled;
(viii)copies of any necessary governmental approval, consent or waiver (as the case may
be) required at such time to issue the Bonds;
(ix)confirmation that the Bonds are registered in the CSD (by obtaining an ISIN for the
Bonds);
(x)confirmation of acceptance from any process agent;
Exhibit 4.1
(xi)copies of any written documentation used in marketing the Bonds or made public by the Issuer or any Manager in connection with the issuance of the Bonds;
(xii)the Bond Trustee Fee Agreement duly executed by all parties thereto; and
(xiii)legal opinions or other statements as may be required by the Bond Trustee and the
Paying Agent (including in respect of corporate matters relating to the Issuer and the legality, validity and enforceability of these Bond Terms and the Finance
Documents).
(b)The Net Proceeds from the issuance of the Bonds (on the Escrow Account) will not be disbursed to the Issuer unless the Bond Trustee has received or is satisfied that it will receive in due time (as determined by the Bond Trustee) prior to such disbursement to the
Issuer each of the following documents, in form and substance satisfactory to the Bond
Trustee:
(i)a duly executed release notice from the Issuer, as set out in Attachment 2;
(ii)unless delivered under paragraph (a) above, as pre-settlement conditions precedent:
(A)copies of all necessary corporate resolutions of each Security Provider required to provide the Transaction Security and execute the Finance
Documents to which it is a party;
(B)a copy of a power of attorney (unless included in the relevant corporate resolutions) from each Security Provider to relevant individuals for their execution of the Finance Documents to which it is a party;
(C)copies of the articles of association and a full extract from the relevant company register in respect of each Security Provider evidencing that it is validly existing;
(D)the Transaction Security Documents duly executed by all parties thereto and evidence of the establishment and perfection of the Transaction Security in accordance with the Closing Procedure; and
(iii)legal opinions or other statements as may be required by the Bond Trustee, including in respect of corporate matters relating to the Obligors and the legality, validity and enforceability of the Finance Documents (unless delivered under paragraph (a) as pre-settlement conditions precedent).
(c)The Bond Trustee, acting in its sole discretion, may, regarding this Clause 6.1, waive the requirements for documentation or decide that delivery of certain documents shall be made subject to an agreed closing procedure (the “Closing Procedure”) between the
Bond Trustee and the Issuer where the parties may agree that certain conditions precedent that are to be delivered prior to or in connection with the release of funds from the Escrow
Account are delivered as conditions subsequent. Perfection of the Transaction Security
(except for the Escrow Account Pledge) shall be established as soon as possible in accordance with the terms of the Closing Procedure subject to the
Exhibit 4.1
Agreed Security Principles on or immediately after the release of funds from the Escrow
Account, including to allow for certain matters to be handled post disbursement, as customary or required for practical reasons.
(d)Without limiting the generality of the foregoing, the Issuer and the Bond Trustee may, under the terms of the Closing Procedure, agree that any conditions precedent (including the grant of Transaction Security) which are to be delivered by or in respect of any Guarantor or Security Provider (other than the Issuer) may be delivered as conditions subsequent, however such conditions may in no event be delivered later than 10 Business Days after first release of funds from the Escrow Account.
6.2Disbursement of the proceeds
Disbursement of the proceeds from the issuance of the Bonds is conditional on the Bond
Trustee’s confirmation to the Paying Agent that the conditions in Clause 6.1 (Conditions precedent for disbursement to the Issuer) have been either satisfied in the Bond Trustee’s discretion or waived by the Bond Trustee pursuant to paragraph (c) of Clause 6.1 (Conditions precedent for disbursement to the Issuer).
6.3Tap Issues
(a)The Issuer may issue Additional Bonds if:
(i)the Bond Trustee has received, in form and substance satisfactory to it:
(A)a Tap Issue Addendum, duly executed by all parties thereto;
(B)copies of corporate resolutions required for the Tap Issue and any power of attorney or other authorisation required for execution of the Tap Issue addendum and any other Finance Documents;
(C)evidence that the Issuer meets the Incurrence Test tested pro forma including the new Financial Indebtedness incurred as a result of issuing such
Additional Bonds; and
(D)legal opinions or other statements as may be required by the Bond Trustee
(including in respect of corporate matters relating to the Issuer and the legality, validity and enforceability of the Tap Issue addendum and any other
Finance Documents (if applicable)); and
(ii)the representations and warranties contained in Clause 7 (Representations and
Warranties) of these Bond Terms are true and correct in all material respects and repeated by the Issuer as at the date of issuance of such Additional Bonds.
(b)The Bond Trustee may (at its sole discretion and in each case) waive or postpone the delivery of certain conditions precedent, and the Bond Trustee may (on behalf of the
Bondholders) agree on a Closing Procedure with the Issuer.
Exhibit 4.1
7.REPRESENTATIONS AND WARRANTIES
The Issuer makes the representations and warranties set out in this Clause 7, in respect of itself and in respect of each Group Company to the Bond Trustee (on behalf of the Bondholders) at the following times and with reference to the facts and circumstances then existing:
(a)on the date of these Bond Terms;
(b)on the Issue Date;
(c)on each date of disbursement of proceeds from the Escrow Account; and
(d)on the date of issuance of any Additional Bonds.
7.1Status
It is a corporation, duly incorporated and validly existing and registered under the laws of its jurisdiction of incorporation, and has the power to own its assets and carry on its business as it is being conducted.
7.2Power and authority
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, these Bond Terms and any other Finance Document to which it is a party and the transactions contemplated by those Finance Documents.
7.3Valid, binding and enforceable obligations
These Bond Terms and each other Finance Document to which it is a party constitutes (or will constitute, when executed by the respective parties thereto) its legal, valid and binding obligations, enforceable in accordance with their respective terms, and (save as provided for therein) no further registration, filing, payment of tax or fees or other formalities are necessary or desirable to render the said documents enforceable against it.
7.4Non-conflict with other obligations
The entry into and performance by it of these Bond Terms and any other Finance Document to which it is a party and the transactions contemplated thereby do not and will not conflict with
(i) any law or regulation or judicial or official order; (ii) its constitutional documents; or (iii) any agreement or instrument which is binding upon it or any of its assets.
7.5No Event of Default
(a)No Event of Default exists or is likely to result from the making of any disbursement of proceeds or the entry into, the performance of, or any transaction contemplated by, any
Finance Document.
(b)No other event or circumstance has occurred which constitutes (or with the expiry of any grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on it or any of its
Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is likely to have a Material Adverse Effect.
Exhibit 4.1
7.6Authorisations and consents
All authorisations, consents, approvals, resolutions, licences, exemptions, filings, notarisations or registrations required:
(a)to enable it to enter into, exercise its rights and comply with its obligations under these
Bond Terms or any other Finance Document to which it is a party; and
(b)to carry on its business as presently conducted and as contemplated by these Bond
Terms,
have been obtained or effected and are in full force and effect.
7.7Litigation
No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency which, if adversely determined, is likely to have a Material Adverse
Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.
7.8Financial Reports
Its most recent Financial Reports fairly and accurately represent the assets and liabilities and financial condition as at their respective dates, and have been prepared in accordance with the
Accounting Standard, consistently applied.
7.9No Material Adverse Effect
Since the date of the most recent Financial Reports, there has been no change in its business, assets or financial condition that is likely to have a Material Adverse Effect.
7.10No misleading information
Any factual information provided by it to the Bondholders or the Bond Trustee for the purposes of the issuance of the Bonds was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.
7.11No withholdings
The Issuer is not required to make any deduction or withholding from any payment which it may become obliged to make to the Bond Trustee or the Bondholders under the Finance Documents.
7.12Pari passu ranking
Its payment obligations under these Bond Terms or any other Finance Document to which it is a party ranks as set out in Clause 2.4 (Status of the Bonds).
7.13Security
No Security exists over any of the present assets of any Group Company in conflict with these
Bond Terms.
Exhibit 4.1
8.PAYMENTS IN RESPECT OF THE BONDS
8.1Covenant to pay
(a)The Issuer will unconditionally make available to or to the order of the Bond Trustee and/
or the Paying Agent all amounts due on each Payment Date pursuant to the terms of these
Bond Terms at such times and to such accounts as specified by the Bond Trustee and/or the
Paying Agent in advance of each Payment Date or when other payments are due and payable pursuant to these Bond Terms.
(b)All payments to the Bondholders in relation to the Bonds shall be made to each
Bondholder registered as such in the CSD on the Relevant Record Date, by, if no specific order is made by the Bond Trustee, crediting the relevant amount to the bank account nominated by such Bondholder in connection with its securities account in the CSD.
(c)Payment constituting good discharge of the Issuer’s payment obligations to the
Bondholders under these Bond Terms will be deemed to have been made to each
Bondholder once the amount has been credited to the bank holding the bank account nominated by the Bondholder in connection with its securities account in the CSD. If the paying bank and the receiving bank are the same, payment shall be deemed to have been made once the amount has been credited to the bank account nominated by the
Bondholder in question.
(d)If a Payment Date or a date for other payments to the Bondholders pursuant to the Finance
Documents falls on a day on which either of the relevant CSD settlement system or the relevant currency settlement system for the Bonds are not open, the payment shall be made on the first following possible day on which both of the said systems are open, unless any provision to the contrary has been set out for such payment in the relevant Finance
Document.
8.2Default interest
(a)Default interest will accrue on any Overdue Amount from and including the Payment Date on which it was first due to and excluding the date on which the payment is made at the
Interest Rate plus 3 percentage points per annum.
(b)Default interest accrued on any Overdue Amount pursuant to this Clause 8.2 will be added to the Overdue Amount on each Interest Payment Date until the Overdue Amount and default interest accrued thereon have been repaid in full.
(c)Upon the occurrence of a Listing Failure Event and for as long as such Listing Failure
Event is continuing, the interest on any principal amount outstanding under these Bonds
Terms will accrue at the Interest Rate plus 1 percentage point per annum. In the event the
Listing Failure Event relates to Temporary Bonds, the Interest Rate will only be increased in respect of such Temporary Bonds.
8.3Partial Payments
(a)If the Paying Agent or the Bond Trustee receives a Partial Payment, such Partial Payment shall, in respect of the Issuer’s debt under the Finance Documents be considered made for discharge of the debt of the Issuer in the following order of priority:
Exhibit 4.1
(i)firstly, towards any outstanding fees, liabilities and expenses of the Bond Trustee
(and any Security Agent);
(ii)secondly, towards accrued interest due but unpaid; and
(iii)thirdly, towards any other outstanding amounts due but unpaid under the Finance
Documents.
(b)Notwithstanding paragraph (a) above, any Partial Payment which is distributed to the
Bondholders, shall, after the above mentioned deduction of outstanding fees, liabilities and expenses, be applied (i) firstly towards any principal amount due but unpaid and (ii)
secondly, towards accrued interest due but unpaid, in the following situations;
(i)if the Bond Trustee has served a Default Notice in accordance with Clause
14.2 (Acceleration of the Bonds); or
(ii)if a resolution according to Clause 15 (Bondholders’ Decisions) has been made.
8.4Taxation
(a)The Issuer shall be responsible for withholding any withholding tax imposed by applicable law on any payments to be made by or on behalf of it in relation to the Finance
Documents and shall remit such amounts to the applicable taxing authority. Subject to paragraph (b) below, all such amounts shall be treated as having been paid to the applicable Bondholder.
(b)If any tax (whether stated to be a tax, assessment, governmental charge or otherwise) is withheld in respect of the Bonds by or on behalf of the Issuer, the Issuer shall:
(i)subject to the exceptions and limitations set forth in paragraph (c) below, gross up the amount of the payment due from it (or on behalf of it) up to such amount which is necessary to ensure that the Bondholders or the Bond Trustee, as the case may be, receive a net amount which is (after making the required withholding) equal to the payment which would have been received by such person if no withholding had been required; and
(ii)at the request of the Bond Trustee, deliver to the Bond Trustee evidence that the required tax deduction or withholding has been made.
(c)Paragraph (b) shall not apply:
(i)to any tax imposed by reason of the Bondholder (or the beneficial owner for whose benefit such Bondholder holds one or more Bonds), or a fiduciary, settlor, beneficiary, member or shareholder of the Bondholder if the relevant Bondholder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Bondholder, being considered as:
(A)being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;
Exhibit 4.1
(B)having a current or former connection with the United States or any other jurisdiction imposing such tax (other than a connection arising solely as a result of the ownership of the Bonds, the receipt of any payment or the enforcement of any rights relating to the Bonds), including being or having been a citizen or resident of the United States or any other jurisdiction imposing such tax (or any political subdivision thereof) or being or having been present in the United States, or being organized under the laws of, or having its principal office or applicable lending office located in, the United
States or any other jurisdiction imposing such tax (or any political subdivision thereof);
(C)being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes, a corporation that has accumulated earnings to avoid
U.S. federal income tax, or a foreign tax exempt organisation with respect to the United States;
(D)being or having been a “10-percent shareholder” of the Issuer as defined in section 871(h)(3) or 881(c)(3) of the United States Internal Revenue Code of
1986, as amended (the “Code”) or any successor provision;
(E)being a bank (or treated as a bank for U.S. federal income tax purposes)
purchasing the Bonds in the ordinary course of its lending business; or
(ii)to any tax that is payable otherwise than by withholding by the Issuer from payments made by it, a paying agent or Euroclear to the Bondholders;
(iii)to any tax or other withholding obligation imposed under Sections 1471 through
1474 of the Code (commonly referred to as FATCA) (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the
Code; or
(iv)to the extent any tax would not have been imposed but for the failure of the
Bondholder or any other person:
(A)to provide a properly completed and executed Internal Revenue Service
Form W-8BEN, Form W-8BEN-E or Form W-8IMY (and related
documentation), as applicable, or any subsequent version thereof or successor thereto, in each case, together with any required attachments and certificates to establish an exemption pursuant to the portfolio interest exception from, or reduction under an applicable tax treaty of, U.S. federal withholding tax with respect to payments in connection with a Bond;
(B)to provide a properly completed and executed Internal Revenue Service
Form W-9 or Form W-8ECI; or
Exhibit 4.1
(C)upon receiving a reasonable prior written notice, to otherwise comply with any applicable certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United
States of the Bondholder or beneficial owner of one or more Bonds, if compliance is required by any applicable law, regulation or tax treaty to which the United States is a party as a precondition to partial or complete exemption from such tax; or
(v)payments to, or to a third party on behalf of, a Bondholder where no such withholding would have been required to be made if the Bonds, at the time of payment, had been credited to a securities deposit account with a bank, financial services institution, securities trading business or securities trading bank, in each case outside the United States; or
(vi)payments to the extent such withholding or deduction is payable by or on behalf of a
Bondholder who could lawfully mitigate (but has not so mitigated) such withholding by:
(A)complying or procuring that any third party complies with any statutory requirements; or
(B)by making or procuring that a third party makes a declaration of non-
residence; or
(C)other similar claim for exemption to any tax authority in the place where the payment is effected; or
(vii)to any Bondholder that is not the sole beneficial owner of the Bonds, or a portion of the Bonds, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Bondholder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
(viii)where such withholding is imposed on a payment to or for an individual and is required to be made pursuant to Council Directive 2003/48/EC on the taxation of savings income or any other directive or law implementing or complying with, or introduced in order to conform to, such Directive, the ECOFIN Council meeting of
26-27 November 2000 or any other law implementing or complying with any arrangement entered into between the EU member states and certain third countries and territories in connection with such Directive (including, for the avoidance of doubt, any replacement directive or law); or
(ix)to any combinations of paragraph (c) (i)-(viii).
(d)Any public fees levied on the trade of Bonds in the secondary market shall be paid by the
Bondholders, unless otherwise provided by law or regulation, and the Issuer shall not be responsible for reimbursing any such fees.
Exhibit 4.1
(e)The Bond Trustee shall not have any responsibility with respect to obtaining information about the Bondholders or any other information relevant for the tax obligations referred to herein or with respect to any tax payable by any party pursuant to these Bond Terms.
8.5Currency
(a)All amounts payable under the Finance Documents shall be payable in the Bond Currency.
If, however, the Bond Currency differs from the currency of the bank account connected to the Bondholder’s account in the CSD, any cash settlement may be exchanged and credited to this bank account.
(b)Any specific payment instructions, including foreign exchange bank account details, to be connected to the Bondholder’s account in the CSD must be provided by the relevant
Bondholder to the Paying Agent (either directly or through its account manager in the
CSD) within 5 Business Days prior to a Payment Date. Depending on any currency exchange settlement agreements between each Bondholder’s bank and the Paying Agent, and opening hours of the receiving bank, cash settlement may be delayed, and payment shall be deemed to have been made once the cash settlement has taken place, provided, however, that no default interest or other penalty shall accrue for the account of the Issuer for such delay.
8.6Set-off and counterclaims
No Obligor may apply or perform any counterclaims or set-off against any payment obligations pursuant to these Bond Terms or any other Finance Document.
9.INTEREST
9.1Calculation of interest
(a)Each Outstanding Bond will accrue interest at the Interest Rate on the Nominal Amount for each Interest Period, commencing on and including the first date of the Interest Period, and ending on but excluding the last date of the Interest Period.
(b)Any Additional Bond will accrue interest at the Interest Rate on the Nominal Amount commencing on the first date of the Interest Period in which the Additional Bonds are issued and thereafter in accordance with paragraph (a) above.
(c)Interest shall be calculated on the basis of a 360-day year comprised of twelve months of
30 days each (30/360-days basis), unless:
(i)the last day in the relevant Interest Period is the 31st calendar day but the first day of that Interest Period is a day other than the 30th or the 31st day of a month, in which case the month that includes that last day shall not be shortened to a 30–day month;
or
(ii)the last day of the relevant Interest Period is the last calendar day in February, in which case February shall not be lengthened to a 30-day month.
Exhibit 4.1
9.2Payment of interest
Interest shall fall due on each Interest Payment Date for the corresponding preceding Interest
Period and, with respect to accrued interest on the principal amount then due and payable, on each
Repayment Date.
10.REDEMPTION AND REPURCHASE OF BONDS
10.1Redemption of Bonds
The Outstanding Bonds will mature in full on the Maturity Date and shall be redeemed by the
Issuer on the Maturity Date at a price equal to 100.00 per cent. of the Nominal Amount.
10.2Voluntary early redemption - Call Option
(a)The Issuer may redeem all or part of the Outstanding Bonds (the “Call Option”) on any
Business Day from and including:
(i)the Issue Date to, but excluding, the First Call Date at a price equal to the Make
Whole Amount;
(ii)the First Call Date to, but excluding, the Interest Payment Date in October 2027 at a price equal to 104.875 per cent. of the Nominal Amount for each redeemed Bond
(the “First Call Price”);
(iii)the Interest Payment Date in October 2027 to, but excluding, the Interest Payment
Date in April 2028 at a price equal to 103.656 per cent. of the Nominal Amount for each redeemed Bond;
(iv)the Interest Payment Date in April 2028 to, but excluding, the Interest Payment
Date in October 2028 at a price equal to 102.437 per cent. of the Nominal Amount for each redeemed Bond; and
(v)the Interest Payment Date in October 2028 to, but excluding, the Maturity Date at a price equal to 100.50 per cent. of the Nominal Amount for each redeemed Bond.
(b)Any redemption of Bonds pursuant to paragraph (a) above shall be determined based upon the redemption prices applicable on the Call Option Repayment Date.
(c)The Call Option may be exercised by the Issuer by written notice to the Bond Trustee at least 10 Business Days prior to the proposed Call Option Repayment Date. Such notice sent by the Issuer is irrevocable and shall specify the Call Option Repayment Date. Unless the
Make Whole Amount is set out in the written notice where the Issuer exercises the Call
Option, the Issuer shall calculate the Make Whole Amount and provide such calculation by written notice to the Bond Trustee as soon as possible and at the latest within 3
Business Days from the date of the notice.
(d)Any redemption notice given in respect of the Call Option may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, in which case the exercise of the Call Option will be automatically cancelled unless such conditions precedent have been satisfied or waived no later than 3 Business Days prior to such Call
Option Repayment Date.
Exhibit 4.1
(e)Any Call Option exercised in part will be used for pro rata payment to the Bondholders in accordance with the applicable regulations of the CSD.
10.3Mandatory repurchase due to a Put Option Event
(a)Upon the occurrence of a Put Option Event, each Bondholder will have the right (the “Put
Option”) to require that the Issuer purchases all or some of the Bonds held by that
Bondholder at a price equal to 101.00 per cent. of the Nominal Amount.
(b)The Put Option must be exercised within 15 Business Days after the Issuer has given notice to the Bond Trustee and the Bondholders that a Put Option Event has occurred pursuant to Clause 12.3 (Put Option Event). Once notified, the Bondholders’ right to exercise the Put Option is irrevocable.
(c)Each Bondholder may exercise its Put Option by written notice to its account manager for the CSD, who will notify the Paying Agent of the exercise of the Put Option. The Put Option
Repayment Date will be the 5th Business Day after the end of 15 Business Days exercise period referred to in paragraph (b) above. However, the settlement of the Put Option will be based on each Bondholders holding of Bonds at the Put Option Repayment Date.
(d)If Bonds representing more than 90 per cent. of the Outstanding Bonds have been repurchased pursuant to this Clause 10.3, the Issuer is entitled to repurchase all the remaining Outstanding Bonds at the price stated in paragraph (a) above by notifying the remaining Bondholders of its intention to do so no later than 10 Business Days after the Put
Option Repayment Date. Such notice sent by the Issuer is irrevocable and shall specify the
Call Option Repayment Date.
10.4Early redemption option due to a tax event
If the Issuer is or will be required to gross up any withheld tax imposed by law from any payment in respect of the Bonds under the Finance Documents pursuant to Clause 8.4 (Taxation)
as a result of a change in applicable law implemented after the date of these Bond Terms, the
Issuer will have the right to redeem all, but not only some, of the Outstanding Bonds at a price equal to 100.00 per cent. of the Nominal Amount. The Issuer shall give written notice of such redemption to the Bond Trustee and the Bondholders at least 20 Business Days prior to the Tax Event
Repayment Date, provided that no such notice shall be given earlier than 60 Business Days prior to the earliest date on which the Issuer would be obliged to withhold such tax were a payment in respect of the Bonds then due.
10.5Mandatory early redemption due to a Longstop Event
Upon a Longstop Event, the Issuer shall, within 5 Business Days after the Longstop Event, redeem all of the Outstanding Bonds at a price equal to 99.00 per cent. of the Nominal Amount, by inter alia applying the funds deposited on (i) the Escrow Account, and (ii) any other account (if applicable), for such redemption.
11.PURCHASE AND TRANSFER OF BONDS
11.1Issuer’s purchase of Bonds
The Issuer may purchase and hold Bonds and such Bonds may be retained or sold, but not discharged (other than in relation to a process of full redemption of all Outstanding Bonds) in
Exhibit 4.1
the Issuer’s sole discretion, including with respect to Bonds purchased pursuant to Clause 10.3
(Mandatory repurchase due to a Put Option Event).
11.2Restrictions
(a)Certain purchase or selling restrictions may apply to Bondholders under applicable local laws and regulations from time to time. Neither the Issuer nor the Bond Trustee shall be responsible for ensuring compliance with such laws and regulations and each Bondholder is responsible for ensuring compliance with the relevant laws and regulations at its own cost and expense.
(b)A Bondholder who has purchased Bonds in breach of applicable restrictions may, notwithstanding such breach, benefit from the rights attached to the Bonds pursuant to these Bond Terms (including, but not limited to, voting rights), provided that the Issuer shall not incur any additional liability by complying with its obligations to such
Bondholder.
11.3Trading in the Bonds
The Bonds will be blocked for all trading in the CSD and all trading in the Bonds will be made through Euroclear. All buyers and sellers of Bonds must therefore have, or open, a securities account with Euroclear, or have an agreement with an authorised nominee in Euroclear holding the Bonds on behalf of the subscriber, or become a direct or sponsored member of Euroclear. No other international central securities depository or other nominee can hold the Bonds in the CSD and may therefore not be a substitute to Euroclear.
12.INFORMATION UNDERTAKINGS
12.1Financial Reports
(a)The Issuer shall prepare Annual Financial Statements in the English language and make them available on its website (alternatively on another relevant information platform) as soon as they become available, and not later than 4 months after the end of the financial year.
(b)The Issuer shall prepare Interim Accounts in the English language and make them available on its website (alternatively on another relevant information platform) as soon as they become available, and not later than 2 months after the end of the relevant interim period.
12.2Requirements as to Financial Reports
(a)The Issuer shall supply to the Bond Trustee, in connection with the publication of its
Financial Reports pursuant to Clause 12.1 (Financial Reports), a Compliance Certificate
with a copy of the Financial Reports attached thereto. The Compliance Certificate shall be duly signed by the chief executive officer or the chief financial officer of the Issuer, certifying inter alia that the Financial Reports fairly represent its financial condition as at the date of the relevant Financial Report and setting out (in reasonable detail)
computations evidencing compliance with Clause 13.20 (Financial covenants) as at such date or, in respect of any event which is subject to the Incurrence Test, calculations and figures in respect of the Incurrence Test (with relevant supporting documentation acceptable to or as required by the Bond Trustee).
Exhibit 4.1
(b)The Issuer shall procure that the Financial Reports delivered pursuant to Clause 12.1
(Financial Reports) are prepared using the Accounting Standard consistently applied.
12.3Put Option Event
The Issuer shall promptly inform the Bond Trustee in writing after becoming aware that a Put
Option Event has occurred.
12.4Listing Failure Event
The Issuer shall promptly inform the Bond Trustee in writing if a Listing Failure Event has occurred. However, no Event of Default shall occur if the Issuer fails (i) to list the Bonds in accordance with Clause 4 (Admission to listing) or (ii) to inform of such Listing Failure Event, and such failure shall result in the accrual of default interest in accordance with paragraph (c) of
Clause 8.2 (Default interest) for as long as such Listing Failure Event is continuing.
12.5Information: Miscellaneous
The Issuer shall:
(a)promptly inform the Bond Trustee in writing of any Event of Default or any event or circumstance which the Issuer understands or could reasonably be expected to understand may lead to an Event of Default and the steps, if any, being taken to remedy it;
(b)at the request of the Bond Trustee, report the balance of the Issuer’s Bonds (to the best of its knowledge, having made due and appropriate enquiries);
(c)send the Bond Trustee copies of any statutory notifications of the Issuer, including but not limited to in connection with mergers, de-mergers and reduction of the Issuer’s share capital or equity;
(d)if the Bonds are listed on an Exchange, send a copy to the Bond Trustee of its notices to the
Exchange;
(e)if the Issuer and/or the Bonds are rated, inform the Bond Trustee of its and/or the rating of the Bonds, and any changes to such rating;
(f)inform the Bond Trustee of changes in the registration of the Bonds in the CSD; and
(g)within a reasonable time, provide such information about the Issuer’s and the Group’s business, assets and financial condition as the Bond Trustee may reasonably request.
13.GENERAL AND FINANCIAL UNDERTAKINGS
The Issuer undertakes to (and shall, where applicable, procure that the other Group Companies will)
comply with the undertakings set forth in this Clause 13.
13.1Authorisations
The Issuer shall, and shall procure that each other Group Company will, in all material respects obtain, maintain and comply with the terms of any authorisation, approval, licence and consent required for the conduct of its business as carried out from time to time.
Exhibit 4.1
13.2Compliance with laws
The Issuer shall, and shall procure that each other Group Company will, comply in all material respects with all laws and regulations to which it may be subject from time to time.
13.3Continuation of business
The Issuer shall procure that no material change is made to the general nature of the business from that carried on by the Group at the Issue Date.
13.4Operations
The Issuer shall, and shall ensure that each other Group Company will, ensure that the operations of the Group are conducted in accordance with sound practices related to the oil and gas industry in all material respects.
13.5Corporate status
The Issuer shall not change its type of organisation or jurisdiction of incorporation.
13.6Mergers
The Issuer shall not, and shall procure that no other Group Company will, carry out any merger or other business combination or corporate reorganisation involving the consolidation of assets and obligations of the Issuer or any other Group Company with any other person, if such transaction would have a Material Adverse Effect and provided that in any merger or other business combination or corporate reorganisation involving the Issuer or the Guarantor, the surviving entity shall be the Issuer or the Guarantor (as relevant).
13.7De-mergers
The Issuer shall not, and shall procure that no other Group Company will, carry out any de-
merger or other corporate reorganisation having the same effect as a de-merger if the same would have a Material Adverse Effect or is not carried out on arm’s length basis, other than any de-merger or other corporate reorganisation of any Group Company (other than the Issuer or the
Parent) into two or more separate companies or entities which are wholly-owned by the Issuer (or, in the case of a Group Company that was not wholly-owned prior to such de-merger, owned with the same ownership percentage as the original Group Company).
13.8Financial Indebtedness
The Issuer shall not, and shall procure that no other Group Company will, incur or maintain any
Financial Indebtedness, other than Permitted Financial Indebtedness.
13.9Negative pledge
The Issuer shall not, and shall procure that no other Group Company will, create or allow to subsist, retain, provide, prolong or renew any Security over any of its/their assets (present or future) other than Permitted Security.
13.10Loans or credit
The Issuer shall not, and shall procure that no other Group Company will, be a creditor in respect of any Financial Indebtedness other than any Permitted Loan or other Permitted Financial
Indebtedness.
Exhibit 4.1
13.11No guarantees or indemnities
The Issuer shall not, and shall procure that no other Group Company will, incur or allow to remain outstanding any guarantee in respect of any obligation of any person, other than any
Permitted Guarantee.
13.12Preservation of assets
The Issuer shall, and shall procure that each Group Company will, maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.
13.13Disposals
The Issuer shall not, and shall procure that no other Group Company will, sell, transfer or otherwise dispose of all or a substantial part of its assets (including shares or other securities in any person) or operations (other than to a Group Company), unless such sale, transfer or disposal is carried out in the ordinary course of business, on arm’s length basis and would not have a
Material Adverse Effect.
13.14Acquisitions
The Issuer shall not, and shall procure that no other Group Company will, acquire any company, shares, securities, business or undertaking (or any interest in any of them), unless the transaction is carried out at fair market value and provided that it does not have a Material Adverse Effect.
13.15Insurances
The Issuer shall, and shall procure that each Group Company will, maintain customary insurances on or in relation to its business, operations and assets with financially sound and reputable independent insurance companies and underwriters against such liabilities, casualties and other risks and of such types, on such terms and to such extent, in each case, as is usual for prudent companies carrying on the same or substantially similar business or operations in accordance with acknowledged professional and industry standards in the relevant jurisdiction.
13.16Distributions
The Issuer shall not, and shall procure that no other Group Company will, make any Distribution to the shareholders of the Parent, other than any Permitted Distribution.
13.17Arm’s length transactions
Without limiting Clause 13.2 (Compliance with laws), the Issuer shall not, and shall procure that no other Group Company will, enter into any transaction with any Affiliate which is not a
Guarantor except on arm’s length basis.
13.18Anti-corruption and sanctions
The Issuer shall, and shall ensure that all other Group Companies will (i) ensure that no proceeds from the issuance of Bonds are used directly or indirectly for any purpose which would breach any applicable acts, regulations or laws on bribery, corruption or similar and (ii) conduct its businesses and maintain policies and procedures in compliance with applicable anti-corruption laws. The Issuer and the Parent shall not, and shall ensure that no Group Company will, engage in any conduct prohibited by any sanctions.
Exhibit 4.1
13.19Group activities
The Issuer shall ensure, and shall ensure that any other Group Company shall ensure, that petroleum activities or related activities of the Group are primarily undertaken on US soil.
13.20Financial Covenants
(a)The Issuer shall ensure that:
(i)Leverage Ratio: of the Group shall in respect of any Relevant Period not exceed
3.50:1.00.
(ii)Asset Coverage Ratio: of the Group shall in respect of any Relevant Period not be less than 1.20:1.00.
(iii)Book Equity: shall at any time not be less than USD 500,000,000.
(iv)Liquidity: of the Parent on a consolidated basis for the Group shall not be less than an amount equalling 25.00 per cent. of the Outstanding Bonds.
(b)The Issuer undertakes to comply with the above Financial Covenants in respect of the:
(i)Liquidity, at all times;
(ii)Leverage Ratio and Book Equity on each Quarter Date; and
(iii)Asset Coverage Ratio semi-annually on each Quarter Date in December and June each year.
(c)Compliance (in respect of (i) and (ii) above) to be measured on each Quarter Date.
Compliance in respect of (iii) above to be measured on each Quarter Date in December and
June of each year, and confirmation of compliance to be given to the Bond Trustee (with relevant supporting documentation) no later than 30 days after the Issuer’s receipt of the relevant reserves report from the Independent Reserves Auditor in respect of each relevant period, no later than 30 April and 30 August of each year.
(d)Calculation of Financial Covenants shall be certified by the Issuer in each relevant
Compliance Certificate and to the extent applicable be made using the calculations and calculation adjustments set out in Clause 13.22 (Calculations and Calculation
Adjustments).
13.21Incurrence Test
(a)The Incurrence Test shall be applied in respect of Permitted Distributions made under paragraph (a)(i) of “Permitted Distribution” and Tap Issues.
(b)The Incurrence Test is met if in respect of any:
(i)Permitted Distribution, if the Parent’s Liquidity on a consolidated basis for the
Group is not less than an amount equalling 40.00 per cent. of the Outstanding
Bonds calculated on a pro forma basis immediately after such Distribution is made.
Exhibit 4.1
(ii)Tap Issue, if the Leverage Ratio: in respect of any Relevant Period is equal to or less than 3.00:1.00.
(c)Calculation of the Incurrence Test shall be made using the calculations and calculation adjustments set out in Clause 13.22 (Calculations and calculation adjustments).
13.22Calculations and Calculation Adjustments
(a)The calculation of the Leverage Ratio shall be made as per a testing date determined by the
Issuer, falling no earlier than 1 month prior to the event relevant for the application of the
Incurrence Test. The calculation of the Liquidity shall be made in connection with a
Permitted Distribution.
(b)Total Net Debt shall be measured on the relevant testing date, but adjusted so that (i) the full amount of the new Financial Indebtedness in respect of which the Incurrence Test is applied shall be added to Total Net Debt and (ii) any cash balance resulting from the incurrence of such new Financial Indebtedness shall not reduce the Total Net Debt. If the Incurrence
Test is applied in respect of a Distribution, the cash which will be distributed as a result of such Distribution shall not reduce Total Net Debt.
(c)Adjusted EBITDA shall be calculated in accordance with the most recent Financial Report for which a Compliance Certificate has been delivered.
13.23Financial Covenants cure
(a)If the Issuer fails to comply with any Financial Covenant and the Issuer or the Parent receives or has received any Cure Amount during the period from the last Quarter Date up to the date of delivery to the Bond Trustee of the Compliance Certificate in respect of such period, then (i) the Leverage Ratio shall be recalculated on the basis that the Cure Amount so received shall be deemed to reduce the Total Net Debt for the Relevant Period and (ii)
Liquidity shall be recalculated on the basis that the Cure Amount so received shall be deemed to increase the Cash and Cash Equivalents on the relevant testing date.
(b)If, after the Financial Covenants are recalculated as set out above, the breach has been remedied, the relevant Financial Covenants shall be deemed to have been satisfied on the relevant reporting date.
(c)The Issuer shall be limited to a maximum of 2 cures of actual failures to satisfy the
Financial Covenants during the term of the Bonds, and no consecutive Financial Covenant cures are permitted.
14.EVENTS OF DEFAULT AND ACCELERATION OF THE BONDS
14.1Events of Default
Each of the events or circumstances set out in this Clause 14.1 shall constitute an Event of Default:
(a)Non-payment
An Obligor fails to pay any amount payable by it under the Finance Documents when such amount is due for payment, unless:
Exhibit 4.1
(i)its failure to pay is caused by administrative or technical error in payment systems or the CSD and payment is made within 5 Business Days following the original due date; or
(ii)in the discretion of the Bond Trustee, the Issuer has substantiated that it is likely that such payment will be made in full within 5 Business Days following the original due date.
(b)Breach of other obligations
An Obligor does not comply with any provision of the Finance Documents other than set out under paragraph (a) (Non-payment) above, unless such failure is capable of being remedied and is remedied within 20 Business Days after the earlier of the Issuer’s actual knowledge thereof, or notice thereof is given to the Issuer by the Bond Trustee.
(c)Misrepresentation
Any representation, warranty or statement (including statements in Compliance
Certificates) made by any Group Company under or in connection with any Finance
Documents is or proves to have been incorrect, inaccurate or misleading in any material respect when made.
(d)Cross default and cross-acceleration
If for any Group Company:
(i)any Financial Indebtedness is not paid when due nor within any applicable grace period; or
(ii)any Financial Indebtedness is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);
or
(iii)any commitment for any Financial Indebtedness is cancelled or suspended by a creditor as a result of an event of default (however described), or
(iv)any creditor becomes entitled to declare any Financial Indebtedness due and payable prior to its specified maturity as a result of an event of default (however described), except for any Group Companies that are party to the ABS Notes and/or
RBL Facility which shall only be subject to paragraph (ii) above, provided however that the aggregate amount of such Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (i) to (iv) above exceeds a total of USD 25,000,000 (or the equivalent thereof in any other currency).
Notwithstanding the foregoing, the exercise of any cash sweep mechanism under any ABS
Note shall not trigger a cross-default under the Bond Terms, unless such ABS Note is declared immediately due and payable in its entirety prior to its specified maturity as a result of an event of default.
Exhibit 4.1
(e)Insolvency and insolvency proceedings
Any Group Company:
(i)is Insolvent; or
(ii)is object of any corporate action or any legal proceedings is taken in relation to:
(A)the suspension of payments, a moratorium of any indebtedness, winding-
up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) other than a solvent liquidation or reorganisation; or
(B)a composition, compromise, assignment or arrangement with any creditor which may materially impair its ability to perform its obligations under these Bond Terms; or
(C)the appointment of a liquidator (other than in respect of a solvent liquidation), receiver, administrative receiver, administrator, compulsory manager or other similar officer of any of its assets; or
(D)enforcement of any Security over any of its or their assets having an aggregate value exceeding the threshold amount set out in paragraph (d)
(Cross default) above; or
(E)for paragraphs (A) - (D) above, any analogous procedure or step is taken in any jurisdiction in respect of any such company.
However, this shall not apply to any petition which is frivolous or vexatious and is discharged, stayed or dismissed within 20 Business Days of commencement.
(f)Creditor’s process
Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Group Company having an aggregate value exceeding the threshold amount set out in paragraph (d) (Cross default) above and is not discharged within 20 Business Days.
(g)Unlawfulness
It is or becomes unlawful for an Obligor to perform or comply with any of its obligations under the
Finance Documents to the extent this may materially impair:
(i)the ability of such Obligor to perform its obligations under these Bond Terms; or
(ii)the ability of the Bond Trustee or any Security Agent to exercise any material right or power vested to it under the Finance Documents.
14.2Acceleration of the Bonds
If an Event of Default has occurred and is continuing, the Bond Trustee may, in its discretion in order to protect the interests of the Bondholders, or upon instruction received from the
Exhibit 4.1
Bondholders pursuant to Clause 14.3 (Bondholders’ instructions) below, by serving a Default
Notice to the Issuer:
(a)declare that the Outstanding Bonds, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or
(b)exercise (or direct the Security Agent to exercise) any or all of its rights, remedies, powers or discretions under the Finance Documents or take such further measures as are necessary to recover the amounts outstanding under the Finance Documents.
14.3Bondholders’ instructions
The Bond Trustee shall serve a Default Notice pursuant to Clause 14.2 (Acceleration of the
Bonds) if:
(a)the Bond Trustee receives a demand in writing from Bondholders representing a simple majority of the Voting Bonds, that an Event of Default shall be declared, and a
Bondholders’ Meeting has not made a resolution to the contrary; or
(b)the Bondholders’ Meeting, by a simple majority decision, has approved the declaration of an Event of Default.
14.4Calculation of claim
The claim derived from the Outstanding Bonds due for payment as a result of the serving of a
Default Notice will be calculated at the call prices set out in Clause 10.2 (Voluntary early redemption – Call Option), as applicable at the following dates (and regardless of the Default
Repayment Date):
(a)for any Event of Default arising out of a breach of paragraph (a) (Non-payment) of Clause
14.1 (Events of Default), the claim will be calculated at the call price applicable at the date when such Event of Default occurred; and
(b)for any other Event of Default, the claim will be calculated at the call price applicable at the date when the Default Notice was served by the Bond Trustee.
However, if the situations described in paragraph (a) or (b) above takes place prior to the First Call
Date, the calculation shall be based on the call price applicable on the First Call Date.
15.BONDHOLDERS’ DECISIONS
15.1Authority of the Bondholders’ Meeting
(a)A Bondholders’ Meeting may, on behalf of the Bondholders, resolve to alter any of these
Bond Terms, including, but not limited to, any reduction of principal or interest and any conversion of the Bonds into other capital classes.
(b)The Bondholders’ Meeting cannot resolve that any overdue payment of any instalment shall be reduced unless there is a pro rata reduction of the principal that has not fallen due, but may resolve that accrued interest (whether overdue or not) shall be reduced without a corresponding reduction of principal.
Exhibit 4.1
(c)The Bondholders’ Meeting may not adopt resolutions which will give certain
Bondholders an unreasonable advantage at the expense of other Bondholders.
(d)Subject to the power of the Bond Trustee to take certain action as set out in Clause 16.1
(Power to represent the Bondholders), if a resolution by, or an approval of, the
Bondholders is required, such resolution may be passed at a Bondholders’ Meeting.
Resolutions passed at any Bondholders’ Meeting will be binding upon all Bondholders.
(e)At least 50 per cent. of the Voting Bonds must be represented at a Bondholders’ Meeting for a quorum to be present.
(f)Resolutions will be passed by simple majority of the Voting Bonds represented at the
Bondholders’ Meeting, unless otherwise set out in paragraph (g) below.
(g)Save for any amendments or waivers which can be made without resolution pursuant to paragraph (a) section (i) and (ii) of Clause 17.1 (Procedure for amendments and waivers), a majority of at least 2/3 of the Voting Bonds represented at the Bondholders’ Meeting is required for approval of any waiver or amendment of these Bond Terms.
15.2Procedure for arranging a Bondholders’ Meeting
(a)A Bondholders’ Meeting shall be convened by the Bond Trustee upon the request in writing of:
(i)the Issuer;
(ii)Bondholders representing at least 1/10 of the Voting Bonds;
(iii)the Exchange, if the Bonds are listed and the Exchange is entitled to do so pursuant to the general rules and regulations of the Exchange; or
(iv)the Bond Trustee.
The request shall clearly state the matters to be discussed and resolved.
(b)If the Bond Trustee has not convened a Bondholders’ Meeting within 10 Business Days after having received a valid request for calling a Bondholders’ Meeting pursuant to paragraph (a) above, then the requesting party may call the Bondholders’ Meeting itself.
(c)Summons to a Bondholders’ Meeting must be sent no later than 10 Business Days prior to the proposed date of the Bondholders’ Meeting. The Summons shall be sent to all
Bondholders registered in the CSD at the time the Summons is sent from the CSD. If the
Bonds are listed, the Issuer shall ensure that the Summons is published in accordance with the applicable regulations of the Exchange. The Summons shall also be published on the website of the Bond Trustee (alternatively by press release or other relevant information platform).
(d)Any Summons for a Bondholders’ Meeting must clearly state the agenda for the
Bondholders’ Meeting and the matters to be resolved. The Bond Trustee may include additional agenda items to those requested by the person calling for the Bondholders’
Exhibit 4.1
Meeting in the Summons. If the Summons contains proposed amendments to these Bond
Terms, a description of the proposed amendments must be set out in the Summons.
(e)Items which have not been included in the Summons may not be put to a vote at the
Bondholders’ Meeting.
(f)By written notice to the Issuer, the Bond Trustee may prohibit the Issuer from acquiring or dispose of Bonds during the period from the date of the Summons until the date of the
Bondholders’ Meeting, unless the acquisition of Bonds is made by the Issuer pursuant to
Clause 10 (Redemption and Repurchase of Bonds).
(g)A Bondholders’ Meeting may be held on premises selected by the Bond Trustee, or if paragraph (b) above applies, by the person convening the Bondholders’ Meeting (however to be held in the capital of the Relevant Jurisdiction). The Bondholders’ Meeting will be opened and, unless otherwise decided by the Bondholders’ Meeting, chaired by the Bond
Trustee. If the Bond Trustee is not present, the Bondholders’ Meeting will be opened by a
Bondholder and be chaired by a representative elected by the Bondholders’ Meeting (the
Bond Trustee or such other representative, the “Chairperson”).
(h)Each Bondholder, the Bond Trustee and, if the Bonds are listed, representatives of the
Exchange, or any person or persons acting under a power of attorney for a Bondholder, shall have the right to attend the Bondholders’ Meeting (each a “Representative”). The
Chairperson may grant access to the meeting to other persons not being Representatives, unless the Bondholders’ Meeting decides otherwise. In addition, each Representative has the right to be accompanied by an advisor. In case of dispute or doubt regarding whether a person is a Representative or entitled to vote, the Chairperson will decide who may attend the Bondholders’ Meeting and exercise voting rights.
(i)Representatives of the Issuer have the right to attend the Bondholders’ Meeting. The
Bondholders Meeting may resolve to exclude the Issuer’s representatives and/or any person holding only Issuer’s Bonds (or any representative of such person) from participating in the meeting at certain times, however, the Issuer’s representative and any such other person shall have the right to be present during the voting.
(j)Minutes of the Bondholders’ Meeting must be recorded by, or by someone acting at the instruction of, the Chairperson. The minutes must state the number of Voting Bonds represented at the Bondholders’ Meeting, the resolutions passed at the meeting, and the results of the vote on the matters to be decided at the Bondholders’ Meeting. The minutes shall be signed by the Chairperson and at least one other person. The minutes will be deposited with the Bond Trustee who shall make available a copy to the Bondholders and the Issuer upon request.
(k)The Bond Trustee will ensure that the Issuer, the Bondholders and the Exchange are notified of resolutions passed at the Bondholders’ Meeting and that the resolutions are published on the website of the Bond Trustee (or other relevant electronically platform or press release).
Exhibit 4.1
(l)The Issuer shall bear the costs and expenses incurred in connection with convening a
Bondholders’ Meeting regardless of who has convened the Bondholders’ Meeting, including any reasonable costs and fees incurred by the Bond Trustee.
15.3Voting rules
(a)Each Bondholder (or person acting for a Bondholder under a power of attorney) may cast one vote for each Voting Bond owned on the Relevant Record Date, ref. Clause 3.3
(Bondholders’ rights). The Chairperson may, in its sole discretion, decide on accepted evidence of ownership of Voting Bonds.
(b)Issuer’s Bonds shall not carry any voting rights. The Chairperson shall determine any question concerning whether any Bonds will be considered Issuer’s Bonds.
(c)For the purposes of this Clause 15, a Bondholder that has a Bond registered in the name of a nominee will, in accordance with Clause 3.3 (Bondholders’ rights), be deemed to be the owner of the Bond rather than the nominee. No vote may be cast by any nominee if the
Bondholder has presented relevant evidence to the Bond Trustee pursuant to Clause
3.3 (Bondholders’ rights) stating that it is the owner of the Bonds voted for. If the
Bondholder has voted directly for any of its nominee registered Bonds, the Bondholder’s votes shall take precedence over votes submitted by the nominee for the same Bonds.
(d)Any of the Issuer, the Bond Trustee and any Bondholder has the right to demand a vote by ballot. In case of parity of votes, the Chairperson will have the deciding vote.
15.4Repeated Bondholders’ Meeting
(a)Even if the necessary quorum set out in paragraph (e) of Clause 15.1 (Authority of the
Bondholders’ Meeting) is not achieved, the Bondholders’ Meeting shall be held and voting completed for the purpose of recording the voting results in the minutes of the
Bondholders’ Meeting. The Bond Trustee or the person who convened the initial
Bondholders’ Meeting may, within 10 Business Days of that Bondholders’ Meeting, convene a repeated meeting with the same agenda as the first meeting.
(b)The provisions and procedures regarding Bondholders’ Meetings as set out in Clause
15.1 (Authority of the Bondholders’ Meeting), Clause 15.2 (Procedure for arranging a
Bondholders’ Meeting) and Clause 15.3 (Voting rules) shall apply mutatis mutandis to a repeated Bondholders’ Meeting, with the exception that the quorum requirements set out in paragraph (e) of Clause 15.1 (Authority of the Bondholders’ Meeting) shall not apply to a repeated Bondholders’ Meeting. A Summons for a repeated Bondholders’ Meeting shall also contain the voting results obtained in the initial Bondholders’ Meeting.
(c)A repeated Bondholders’ Meeting may only be convened once for each original
Bondholders’ Meeting. A repeated Bondholders’ Meeting may be convened pursuant to the procedures of a Written Resolution in accordance with Clause 15.5 (Written Resolutions), even if the initial meeting was held pursuant to the procedures of a Bondholders’ Meeting in accordance with Clause 15.2 (Procedure for arranging a Bondholders’ Meeting) and vice versa.
Exhibit 4.1
15.5Written Resolutions
(a)Subject to these Bond Terms, anything which may be resolved by the Bondholders in a
Bondholders’ Meeting pursuant to Clause 15.1 (Authority of the Bondholders’ Meeting)
may also be resolved by way of a Written Resolution. A Written Resolution passed with the relevant majority is as valid as if it had been passed by the Bondholders in a Bondholders’
Meeting, and any reference in any Finance Document to a Bondholders’ Meeting shall be construed accordingly.
(b)The person requesting a Bondholders’ Meeting may instead request that the relevant matters are to be resolved by Written Resolution only, unless the Bond Trustee decides otherwise.
(c)The Summons for the Written Resolution shall be sent to the Bondholders registered in the
CSD at the time the Summons is sent from the CSD and published at the Bond Trustee’s web site, or other relevant electronic platform or via press release.
(d)The provisions set out in Clause 15.1 (Authority of the Bondholders’ Meeting), 15.2
(Procedure for arranging a Bondholders’ Meeting), Clause 15.3 (Voting rules) and Clause
15.4 (Repeated Bondholders’ Meeting) shall apply mutatis mutandis to a Written Resolution, except that:
(i)the provisions set out in paragraphs (g), (h) and (i) of Clause 15.2 (Procedure for arranging Bondholders Meetings); or
(ii)provisions which are otherwise in conflict with the requirements of this Clause
15.5,
shall not apply to a Written Resolution.
(e)The Summons for a Written Resolution shall include:
(i)instructions as to how to vote to each separate item in the Summons (including instructions as to how voting can be done electronically if relevant); and
(ii)the time limit within which the Bond Trustee must have received all votes necessary in order for the Written Resolution to be passed with the requisite majority, which shall be at least 10 Business Days but not more than 15 Business
Days from the date of the Summons (the “Voting Period”).
(f)Only Bondholders of Voting Bonds registered with the CSD on the Relevant Record Date, or the beneficial owner thereof having presented relevant evidence to the Bond Trustee pursuant to Clause 3.3 (Bondholders’ rights), will be counted in the Written Resolution.
(g)A Written Resolution is passed when the requisite majority set out in paragraph (f) or
(g) of Clause 15.1 (Authority of Bondholders’ Meeting) has been obtained, based on a quorum of the total number of Voting Bonds, even if the Voting Period has not yet expired. A Written Resolution will also be resolved if the sufficient numbers of negative votes are received prior to the expiry of the Voting Period.
Exhibit 4.1
(h)The effective date of a Written Resolution passed prior to the expiry of the Voting Period is the date when the resolution is approved by the last Bondholder that results in the necessary voting majority being obtained.
(i)If no resolution is passed prior to the expiry of the Voting Period, the number of votes shall be calculated at the time specified in the summons on the last day of the Voting
Period, and a decision will be made based on the quorum and majority requirements set out in paragraphs (e) to (g) of Clause 15.1 (Authority of Bondholders’ Meeting).
16.THE BOND TRUSTEE
16.1Power to represent the Bondholders
(a)The Bond Trustee has power and authority to act on behalf of, and/or represent, the
Bondholders in all matters, including but not limited to taking any legal or other action, including enforcement of these Bond Terms, and the commencement of bankruptcy or other insolvency proceedings against the Issuer, or others.
(b)The Issuer shall promptly upon request provide the Bond Trustee with any such documents, information and other assistance (in form and substance satisfactory to the
Bond Trustee), that the Bond Trustee deems necessary for the purpose of exercising its and the Bondholders’ rights and/or carrying out its duties under the Finance Documents.
16.2The duties and authority of the Bond Trustee
(a)The Bond Trustee shall represent the Bondholders in accordance with the Finance
Documents, including, inter alia, by following up on the delivery of any Compliance
Certificates and such other documents which the Issuer is obliged to disclose or deliver to the Bond Trustee pursuant to the Finance Documents and, when relevant, in relation to accelerating and enforcing the Bonds on behalf of the Bondholders.
(b)The Bond Trustee is not obligated to assess or monitor the financial condition of the Issuer or any other Obligor unless to the extent expressly set out in these Bond Terms, or to take any steps to ascertain whether any Event of Default has occurred. Until it has actual knowledge to the contrary, the Bond Trustee is entitled to assume that no Event of Default has occurred. The Bond Trustee is not responsible for the valid execution or enforceability of the Finance Documents, or for any discrepancy between the indicative terms and conditions described in any marketing material presented to the Bondholders prior to issuance of the Bonds and the provisions of these Bond Terms.
(c)The Bond Trustee is entitled to take such steps that it, in its sole discretion, considers necessary or advisable to protect the rights of the Bondholders in all matters pursuant to the terms of the Finance Documents. The Bond Trustee may submit any instructions received by it from the Bondholders to a Bondholders’ Meeting before the Bond Trustee takes any action pursuant to the instruction.
(d)The Bond Trustee is entitled to engage external experts when carrying out its duties under the Finance Documents.
(e)The Bond Trustee shall hold all amounts recovered on behalf of the Bondholders on separated accounts.
Exhibit 4.1
(f)The Bond Trustee shall facilitate that resolutions passed at the Bondholders’ Meeting are properly implemented, provided, however, that the Bond Trustee may refuse to implement resolutions that may be in conflict with these Bond Terms, any other Finance Document, or any applicable law.
(g)Notwithstanding any other provision of the Finance Documents to the contrary, the Bond
Trustee is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation.
(h)If the cost, loss or liability which the Bond Trustee may incur (including reasonable fees payable to the Bond Trustee itself) in:
(i)complying with instructions of the Bondholders; or
(ii)taking any action at its own initiative,
will not, in the reasonable opinion of the Bond Trustee, be covered by the Issuer or the relevant Bondholders pursuant to paragraphs (e) and (g) of Clause 16.4 (Expenses, liability and indemnity), the Bond Trustee may refrain from acting in accordance with such instructions, or refrain from taking such action, until it has received such funding or indemnities (or adequate security has been provided therefore) as it may reasonably require.
(i)The Bond Trustee shall give a notice to the Bondholders before it ceases to perform its obligations under the Finance Documents by reason of the non-payment by the Issuer of any fee or indemnity due to the Bond Trustee under the Finance Documents.
(j)The Bond Trustee may instruct the CSD to split the Bonds to a lower nominal value in order to facilitate partial redemptions, write-downs or restructurings of the Bonds or in other situations where such split is deemed necessary.
16.3Equality and conflicts of interest
(a)The Bond Trustee shall not make decisions which will give certain Bondholders an unreasonable advantage at the expense of other Bondholders. The Bond Trustee shall, when acting pursuant to the Finance Documents, act with regard only to the interests of the
Bondholders and shall not be required to have regard to the interests or to act upon or comply with any direction or request of any other person, other than as explicitly stated in the Finance Documents.
(b)The Bond Trustee may act as agent, trustee, representative and/or security agent for several bond issues relating to the Issuer notwithstanding potential conflicts of interest. The
Bond Trustee is entitled to delegate its duties to other professional parties.
16.4Expenses, liability and indemnity
(a)The Bond Trustee will not be liable to the Bondholders for damage or loss caused by any action taken or omitted by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct. The Bond Trustee shall not be responsible for any indirect or consequential loss. Irrespective of the foregoing, the
Bond Trustee shall have no liability to the Bondholders for damage caused
Exhibit 4.1
by the Bond Trustee acting in accordance with instructions given by the Bondholders in accordance with these Bond Terms.
(b)The Bond Trustee will not be liable to the Issuer for damage or loss caused by any action taken or omitted by it under or in connection with any Finance Document, unless caused by its gross negligence or wilful misconduct. The Bond Trustee shall not be responsible for any indirect or consequential loss.
(c)Any liability for the Bond Trustee for damage or loss is limited to the amount of the
Outstanding Bonds. The Bond Trustee is not liable for the content of information provided to the Bondholders by or on behalf of the Issuer or any other person.
(d)The Bond Trustee shall not be considered to have acted negligently in:
(i)acting in accordance with advice from or opinions of reputable external experts; or
(ii)taking, delaying or omitting any action if acting with reasonable care and provided the Bond Trustee considers that such action is in the interests of the Bondholders.
(e)The Issuer is liable for, and will indemnify the Bond Trustee fully in respect of, all losses, expenses and liabilities incurred by the Bond Trustee as a result of negligence by the
Issuer (including its directors, management, officers, employees and agents) in connection with the performance of the Bond Trustee’s obligations under the Finance Documents, including losses incurred by the Bond Trustee as a result of the Bond Trustee’s actions based on misrepresentations made by the Issuer in connection with the issuance of the
Bonds, the entering into or performance under the Finance Documents, and for as long as any amounts are outstanding under or pursuant to the Finance Documents.
(f)The Issuer shall cover all costs and expenses incurred by the Bond Trustee in connection with it fulfilling its obligations under the Finance Documents. The Bond Trustee is entitled to fees for its work and to be indemnified for costs, losses and liabilities on the terms set out in the Finance Documents. The Bond Trustee’s obligations under the Finance Documents are conditioned upon the due payment of such fees and indemnifications. The fees of the
Bond Trustee will be further set out in the Bond Trustee Fee Agreement.
(g)The Issuer shall on demand by the Bond Trustee pay all costs incurred for external experts engaged after the occurrence of an Event of Default, or for the purpose of investigating or considering (i) an event or circumstance which the Bond Trustee reasonably believes is or may lead to an Event of Default or (ii) a matter relating to the Issuer or any Finance
Document which the Bond Trustee reasonably believes may constitute or lead to a breach of any Finance Document or otherwise be detrimental to the interests of the Bondholders under the Finance Documents.
(h)Fees, costs and expenses payable to the Bond Trustee which are not reimbursed in any other way due to an Event of Default, the Issuer being Insolvent or similar circumstances pertaining to any Obligor, may be covered by making an equal reduction in the proceeds to the Bondholders hereunder of any costs and expenses incurred by the Bond Trustee
Exhibit 4.1
or the Security Agent in connection therewith. The Bond Trustee may withhold funds from any escrow account (or similar arrangement) or from other funds received from the
Issuer or any other person, irrespective of such funds being subject to Transaction
Security, and to set-off and cover any such costs and expenses from those funds.
(i)As a condition to effecting any instruction from the Bondholders (including, but not limited to, instructions set out in Clause 14.3 (Bondholders’ instructions) or Clause 15.2
(Procedure for arranging a Bondholders’ Meeting)), the Bond Trustee may require satisfactory Security, guarantees and/or indemnities for any possible liability and anticipated costs and expenses from those Bondholders who have given that instruction and/
or who voted in favour of the decision to instruct the Bond Trustee.
16.5Replacement of the Bond Trustee
(a)The Bond Trustee may be replaced by a majority of 2/3 of Voting Bonds in accordance with the procedures set out in Clause 15 (Bondholders’ Decisions), and the Bondholders may
resolve to replace the Bond Trustee without the Issuer’s approval.
(b)The Bond Trustee may resign by giving notice to the Issuer and the Bondholders, in which case a successor Bond Trustee shall be elected pursuant to this Clause 16.5, initiated by the retiring Bond Trustee.
(c)If the Bond Trustee is Insolvent, or otherwise is permanently unable to fulfil its obligations under these Bond Terms, the Bond Trustee shall be deemed to have resigned and a successor
Bond Trustee shall be appointed in accordance with this Clause 16.5. The Issuer may appoint a temporary Bond Trustee until a new Bond Trustee is elected in accordance with paragraph (a) above.
(d)The change of Bond Trustee shall only take effect upon execution of all necessary actions to effectively substitute the retiring Bond Trustee, and the retiring Bond Trustee undertakes to co-operate in all reasonable manners without delay to such effect. The retiring Bond
Trustee shall be discharged from any further obligation in respect of the Finance
Documents from the change takes effect, but shall remain liable under the Finance
Documents in respect of any action which it took or failed to take whilst acting as Bond
Trustee. The retiring Bond Trustee remains entitled to any benefits and any unpaid fees or expenses under the Finance Documents before the change has taken place.
(e)Upon change of Bond Trustee, the Issuer shall co-operate in all reasonable manners without delay to replace the retiring Bond Trustee with the successor Bond Trustee and release the retiring Bond Trustee from any future obligations under the Finance
Documents and any other documents.
16.6Security Agent
(a)The Bond Trustee is appointed to act as Security Agent for the Bonds, unless any other person is appointed. The main functions of the Security Agent may include holding
Transaction Security on behalf of the Secured Parties and monitoring compliance by the
Issuer and other relevant parties of their respective obligations under the Transaction
Security Documents with respect to the Transaction Security on the basis of information made available to it pursuant to the Finance Documents.
Exhibit 4.1
(b)The Bond Trustee shall, when acting as Security Agent for the Bonds, at all times maintain and keep all certificates and other documents received by it, that are bearers of right relating to the Transaction Security in safe custody on behalf of the Bondholders. The
Bond Trustee shall not be responsible for or required to insure against any loss incurred in connection with such safe custody.
(c)Before the appointment of a Security Agent other than the Bond Trustee, the Issuer shall be given the opportunity to state its views on the proposed Security Agent, but the final decision as to appointment shall lie exclusively with the Bond Trustee.
(d)The functions, rights and obligations of the Security Agent may be determined by a
Security Agent Agreement to be entered into between the Bond Trustee and the Security
Agent, which the Bond Trustee shall have the right to require each Obligor and any other party to a Finance Document to sign as a party, or, at the discretion of the Bond Trustee, to acknowledge. The Bond Trustee shall at all times retain the right to instruct the Security
Agent in all matters, whether or not a separate Security Agent Agreement has been entered into.
(e)The provisions set out in Clause 16.4 (Expenses, liability and indemnity) shall apply mutatis mutandis to any expenses and liabilities of the Security Agent in connection with the Finance Documents.
17.AMENDMENTS AND WAIVERS
17.1Procedure for amendments and waivers
(a)The Issuer and the Bond Trustee (acting on behalf of the Bondholders) may agree to amend the Finance Documents or waive a past default or anticipated failure to comply with any provision in a Finance Document, provided that:
(i)such amendment or waiver is not detrimental to the rights and benefits of the
Bondholders in any material respect, or is made solely for the purpose of rectifying obvious errors and mistakes;
(ii)such amendment or waiver is required by applicable law, a court ruling or a decision by a relevant authority; or
(iii)such amendment or waiver has been duly approved by the Bondholders in accordance with Clause 15 (Bondholders’ Decisions).
(b)Any changes to these Bond Terms necessary or appropriate in connection with the appointment of a Security Agent other than the Bond Trustee shall be documented in an amendment to these Bond Terms, signed by the Bond Trustee (in its discretion). If so desired by the Bond Trustee, any or all of the Transaction Security Documents shall be amended, assigned or re-issued, so that the Security Agent is the holder of the relevant
Security (on behalf of the Bondholders). The costs incurred in connection with such amendment, assignment or re-issue shall be for the account of the Issuer.
17.2Authority with respect to documentation
If the Bondholders have resolved the substance of an amendment to any Finance Document, without resolving on the specific or final form of such amendment, the Bond Trustee shall be
Exhibit 4.1
considered authorised to draft, approve and/or finalise (as applicable) any required documentation or any outstanding matters in such documentation without any further approvals or involvement from the Bondholders being required.
17.3Notification of amendments or waivers
(a)The Bond Trustee shall as soon as possible notify the Bondholders of any amendments or waivers made in accordance with this Clause 17, setting out the date from which the amendment or waiver will be effective, unless such notice according to the Bond Trustee’s sole discretion is unnecessary. The Issuer shall ensure that any amendment to these Bond
Terms is duly registered with the CSD.
(b)Prior to agreeing to an amendment or granting a waiver in accordance with paragraph
(a) section (i) of Clause 17.1 (Procedure for amendments and waivers), the Bond Trustee may inform the Bondholders of such waiver or amendment at a relevant information platform.
18.MISCELLANEOUS
18.1Limitation of claims
All claims under the Finance Documents for payment, including interest and principal, will be subject to the legislation regarding time-bar provisions of the Relevant Jurisdiction.
18.2Access to information
(a)These Bond Terms will be made available to the public and copies may be obtained from the Bond Trustee or the Issuer. The Bond Trustee will not have any obligation to distribute any other information to the Bondholders or any other person, and the
Bondholders have no right to obtain information from the Bond Trustee, other than as explicitly stated in these Bond Terms or pursuant to statutory provisions of law.
(b)In order to carry out its functions and obligations under these Bond Terms, the Bond
Trustee will have access to the relevant information regarding ownership of the Bonds, as recorded and regulated with the CSD.
(c)The information referred to in paragraph (b) above may only be used for the purposes of carrying out their duties and exercising their rights in accordance with the Finance
Documents and shall not disclose such information to any Bondholder or third party unless necessary for such purposes.
18.3Notices, contact information
(a)Written notices to the Bondholders made by the Bond Trustee will be sent to the
Bondholders via the CSD with a copy to the Issuer and the Exchange (if the Bonds are listed). Any such notice or communication will be deemed to be given or made via the
CSD, when sent from the CSD.
(b)The Issuer’s written notifications to the Bondholders will be sent to the Bondholders via the
Bond Trustee or through the CSD with a copy to the Bond Trustee and the Exchange (if the
Bonds are listed).
Exhibit 4.1
(c)Notwithstanding paragraph (a) above and provided that such written notification does not require the Bondholders to take any action under the Finance Documents, the Issuer’s written notifications to the Bondholders may be published by the Bond Trustee on a relevant information platform only.
(d)Unless otherwise specifically provided, all notices or other communications under or in connection with these Bond Terms between the Bond Trustee and the Issuer will be given or made in writing, by letter or e-mail. Any such notice or communication will be deemed to be given or made as follows:
(i)if by letter, when delivered at the address of the relevant party;
(ii)if by e-mail, when received; and
(iii)if by publication on a relevant information platform, when published.
(e)The Issuer and the Bond Trustee shall each ensure that the other party is kept informed of changes in postal address, e-mail address, telephone number and contact persons.
(f)When determining deadlines set out in these Bond Terms, the following will apply (unless otherwise stated):
(i)if the deadline is set out in days, the first day of the relevant period will not be included and the last day of the relevant period will be included;
(ii)if the deadline is set out in weeks, months or years, the deadline will end on the day in the last week or the last month which, according to its name or number, corresponds to the first day the deadline is in force. If such day is not a part of an actual month, the deadline will be the last day of such month; and
(iii)if a deadline ends on a day which is not a Business Day, the deadline is postponed to the next Business Day.
18.4Defeasance
(a)Subject to paragraph (b) below and provided that:
(i)an amount sufficient for the payment of principal and interest on the Outstanding
Bonds to the relevant Repayment Date (including, to the extent applicable, any premium payable upon exercise of a Call Option), and always subject to paragraph
(c) below (the “Defeasance Amount”) is credited by the Issuer to an account in a financial institution acceptable to the Bond Trustee (the “Defeasance Account”);
(ii)the Defeasance Account is irrevocably pledged and blocked in favour of the Bond
Trustee on such terms as the Bond Trustee shall request (the “Defeasance
Pledge”); and
(iii)the Bond Trustee has received such legal opinions and statements reasonably required by it, including (but not necessarily limited to) with respect to the validity and enforceability of the Defeasance Pledge,
Exhibit 4.1
then;
(A)the Issuer will be relieved from its obligations under paragraph (a) of Clause
12.2 (Requirements as to Financial Reports), Clause 12.3 (Put Option
Event), Clause 12.5 (Information: miscellaneous) and Clause 13 (General and Financial Undertakings);
(B)any Transaction Security shall be released and the Defeasance Pledge shall be considered replacement of the Transaction Security; and
(C)any Obligor shall be released from any Guarantee or other obligation applicable to it under any Finance Document.
(b)The Bond Trustee shall be authorised to apply any amount credited to the Defeasance
Account towards any amount payable by the Issuer under any Finance Document on the due date for the relevant payment until all obligations of the Issuer and all amounts outstanding under the Finance Documents are repaid and discharged in full.
(c)The Bond Trustee may, if the Defeasance Amount cannot be finally and conclusively determined, decide the amount to be deposited to the Defeasance Account in its discretion, applying such buffer amount as it deems necessary.
A defeasance established according to this Clause 18.4 may not be reversed.
19.GOVERNING LAW AND JURISDICTION
19.1Governing law
These Bond Terms are governed by the laws of the Relevant Jurisdiction, without regard to its conflict of law provisions.
19.2Main jurisdiction
The Bond Trustee and the Issuer agree for the benefit of the Bond Trustee and the Bondholders that the City Court of the capital of the Relevant Jurisdiction shall have jurisdiction with respect to any dispute arising out of or in connection with these Bond Terms. The Issuer agrees for the benefit of the Bond Trustee and the Bondholders that any legal action or proceedings arising out of or in connection with these Bond Terms against the Issuer or any of its assets may be brought in such court.
19.3Alternative jurisdiction
Clause 19 (Governing law and jurisdiction) is for the exclusive benefit of the Bond Trustee and the Bondholders and the Bond Trustee have the right:
(a)to commence proceedings against the Issuer or any other Obligor or any of their respective assets in any court in any jurisdiction; and
(b)to commence such proceedings, including enforcement proceedings, in any competent jurisdiction concurrently.
Exhibit 4.1
19.4Service of process
(a)Without prejudice to any other mode of service allowed under any relevant law, the Issuer:
(i)irrevocably appoints Advokatfirmaet Schjødt AS as its agent for service of process in relation to any proceedings in connection with these Bond Terms; and
(ii)agrees that failure by an agent for service of process to notify the Issuer of the process will not invalidate the proceedings concerned.
(b)If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Issuer must immediately (and in any event within 10
Business Days of such event taking place) appoint another agent on terms acceptable to the
Bond Trustee. Failing this, the Bond Trustee may appoint another agent for this purpose.

21077183/ 1
Exhibit 4.1
These Bond Terms have been executed in two originals, of which the Issuer and the Bond Trustee shall retain one each.
SIGNATURES:

The Issuer:			As Bond Trustee and Security Agent:
DIVERSIFIEDGAS	&	OIL	NORDIC TRUSTEE AS
CORPORATION
/s/ Benjamin Sullivan
By: Benjamin M. Sullivan			By: Vivian Trnsch
Position: Authorised signatory			Position: Authorised signatory (p.p.)

21077183/ 1
Exhibit 4.1
These Bond Terms have been executed in two originals, of which the Issuer and the Bond Trustee shall retain one each.
SIGNATURES:

The Issuer:				As Bond Trustee and Security Agent:
DIVERSIFIED	GAS	&	OIL	NORDIC TRUSTEE AS
CORPORATION
/s/ Vivian Trøsch
By:				By: Vivian Trøsch
Position:				Position: Authorised signatory (p.p.)
Exhibit 4.1
ATTACHMENT 1
COMPLIANCE CERTIFICATE
[date]
Diversified Gas & Oil Corporation 9.75% bonds 2025/2029 ISIN NO0013513606
We refer to the Bond Terms for the above captioned Bonds made between Nordic Trustee AS as Bond
Trustee on behalf of the Bondholders and the undersigned as Issuer. Pursuant to Clause 12.2
(Requirements as to Financial Reports) of the Bond Terms a Compliance Certificate shall be issued in connection with each delivery of Financial Reports to the Bond Trustee.
This letter constitutes the Compliance Certificate for the period [•].
Capitalised terms used herein will have the same meaning as in the Bond Terms.
With reference to Clause 12.2 (Requirements as to Financial Reports), we hereby certify that all information delivered under cover of this Compliance Certificate is true and accurate. Copies of our latest consolidated [Annual Financial Statements] / [Interim Accounts] are enclosed.
[The financial covenants set out in Clause 13.20 (Financial covenants) are met, please see the calculations and figures in respect of the ratios attached hereto.]
We confirm that, to the best of our knowledge, no Event of Default has occurred or is likely to occur.
Yours faithfully,
Diversified Gas & Oil Corporation
Name of authorised person
Enclosure: Annual Financial Statements / Interim Accounts; [and any other written documentation]
Exhibit 4.1
ATTACHMENT 2
RELEASE NOTICE – ESCROW ACCOUNT
[date]
Dear Sirs,
Diversified Gas & Oil Corporation 9.75% bonds 2025/2029 ISIN NO0013513606
We refer to the Bond Terms for the above captioned Bonds made between Nordic Trustee AS as Bond
Trustee on behalf of the Bondholders and the undersigned as Issuer.
Capitalised terms used herein will have the same meaning as in the Bond Terms.
We hereby give you notice that we on [date] wish to draw [the amount specified in Enclosure I (Flow of
Funds)]/[all amounts] from the Escrow Account to be applied pursuant to the purpose set out in the Bond
Terms, and request you to instruct the bank to release the above mentioned amount.
We hereby represent and warrant that (i) no Event of Default has occurred and is continuing or is likely to occur as a result of the release from the Escrow Account, and (ii) we confirm that the representations and warranties set out in the Bond Terms are true and accurate in all material respects at the date hereof.
Yours faithfully,
Diversified Gas & Oil Corporation
Name of authorised person Enclosure
I: Flow of Funds
Exhibit 4.1
ATTACHMENT 3 AGREED
SECURITY PRINCIPLES
(a)Security will be granted by a Group Company, over such types of assets or asset classes as set out under the Transaction Security or to the extent required to grant Security over any shares (ownership interests) in any company becoming a Guarantor or Security Provider.
(b)General legal, statutory and customary limitations (including, but not limited to financial assistance, anti-trust and other competition authority restrictions, corporate benefit, guarantee limitations, fraudulent preference, equitable subordination, “transfer pricing”,
“thin capitalization”, “earnings stripping”, “controlled foreign corporation” and other tax restrictions, “exchange control restrictions”, “capital maintenance” rules and “liquidity impairment” rules, tax restrictions, and retention of title claims and similar principles) may limit the ability of a Group Company to provide Security or guarantee or require that such
Security or guarantee include provisions limiting the responsibility for granting full legal valid and perfected Security or guarantee, or require that such Security or guarantee is limited by an amount or otherwise, and if so, such Security or guarantee will be limited accordingly.
(c)A key factor in determining whether or not a Security or guarantee will be taken (and in respect of the Security, the extent of its perfection and scope) is the applicable cost, work and time of providing such Security or guarantee which (in the Security Agent’s sole discretion, acting reasonably) must be proportionate to the benefit accruing to the Secured
Parties.
(d)Where a class of assets to be secured includes material and immaterial assets, if the cost of granting Security over the immaterial assets is disproportionate to the benefit of such
Security, Security will be granted over the material assets only.
(e)It is expressly acknowledged that it may be either impossible or impractical to create security over certain categories of assets in which event security will not be taken over such assets.
(f)Group Companies will not be required to give guarantees or enter into security documents if:
(i)it would result in any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalisation laws or regulations (or analogous restrictions) of any applicable jurisdiction or is otherwise not within the legal capacity of the relevant
Group Company;
(ii)it would result in a significant risk to the officers of the relevant Group Company of contravention of their fiduciary duties and/or of civil or criminal liability, or would otherwise contravene any applicable legal or regulatory prohibition or restriction, unless such guarantees or security documents are legally permissible and accompanied by relevant provisions (limitation language) limiting the potential liability for the relevant
Group Company, its management, officers or other employees.
Exhibit 4.1
(g)Security over bank accounts shall exclude (i) accounts in cash pool arrangement which are not, under the terms for those arrangements, bank accounts, (ii) tax deduction accounts
(No: skattetrekkskonti), escrow or cash collateral accounts constituting Permitted Security and (iii) such accounts which, under the policies of the account bank, cannot or shall not be subject to third party Security. The security over such bank accounts shall be on first priority or on priority behind the account bank’s pledge as required under applicable law and/or its general banking terms and conditions.
(h)Any assets subject to a legal requirement or regulatory constraint (including any agreement with any government or regulatory body) or contract, lease, licence, instrument or other third party arrangements which are pre-existing or otherwise permitted by the
Finance Documents or any other contractual restrictions on assignments or absence of necessary regulations, registrations or similar, and which prevent those assets from being charged if so required by paragraph a) above or would give a third party the right to terminate or otherwise amend any rights, benefits and/or obligations with respect to any
Group Company in respect of the asset or require the relevant charger to take any action materially adverse to the interests of the Group or any Group Company, in each case will be excluded from any relevant guarantee or security document, but the relevant Guarantor or Security Provider must use its reasonable endeavours (exercised for a specified period of time) to obtain consent to charging any such assets if the relevant asset is material and the
Issuer is satisfied (acting reasonably) that such endeavours will not involve a Group
Company placing relationships with third parties in jeopardy.
(i)Security documents shall operate to create Security rather than to impose any new commercial obligations or restrictions on use of the assets in the relevant Group
Company’s ordinary course of business prior to an event of default (i.e. blocking, transfer of title or similar) and shall, accordingly, not contain additional or duplicate representations or undertakings to those contained in the Finance Documents unless required for the creation, perfection, effectiveness or preservation of the Security.
(j)Notwithstanding paragraph a) above, guarantees and Security will not be required from or over the assets of any Group Company that is not wholly owned (directly or indirectly) by another Group or any joint venture or similar arrangement or any company in which a
Group Company holds a minority interest.
(k)Perfection of Security will not be required if it would materially and adversely affect the ability of the relevant Group Company to conduct its operations or business in the ordinary course. Where the blocking of the bank account is required by applicable law to perfect the Security, perfection of the bank account pledge will not be required until an
Event of Default has occurred which is continuing.
(l)Security will not be enforceable until an Event of Default has occurred and is continuing and an acceleration notice has been served to the relevant debtors.
(m)The Security Agent shall only be able to:
(i)exercise any powers of attorney (including, but not limited to, in respect of voting rights appertaining to any shares) granted under any security document or have
Exhibit 4.1
the right to receive any dividends if an Event of Default has occurred and is continuing and, unless (in the sole opinion of the Security Agent) it could have an adverse effect on the interest of the Secured Parties, the Security Agent has given notice of its intention to exercise such powers of attorney, voting rights or dividend rights (as applicable), upon which such rights may no longer be exercised by the relevant pledgor; and
(ii)exercise any powers of attorney granted under any security document in relation to actions for perfecting and maintaining Security if and when the relevant Security
Provider has failed to comply with a further assurance or perfection obligation within 5 Business Days of receiving prior notice of it.